SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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MINDSPEED TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MINDSPEED TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 5, 2007

To our Stockholders:

Our 2007 annual meeting of stockholders will be held on Monday, March 5, 2007, beginning at 2:00 p.m. Pacific Standard Time, at the Newport Beach Marriott Hotel, located at 900 Newport Center Drive, Newport Beach California 92660. At the meeting, the holders of our outstanding common stock will act on the following matters:

1.	election of three directors, each for a term of three years;

2.	ratification of the appointment of our independent registered public accounting firm for the 2007 fiscal year;

3.	approval of an amendment to our 2003 long-term incentives plan increasing the number of authorized shares from 18 million to 19.3 million;

4.	approval of an amendment to our directors stock plan eliminating the “evergreen” provision in the plan, setting the number of authorized shares to 1,440,000 and adding annual grants of restricted shares; and

5.	such other business as may properly come before the meeting.

All holders of record of shares of our common stock (Nasdaq: MSPD) at the close of business on January 5, 2007 are entitled to vote at the meeting and any postponements or adjournments of the meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. If you have internet access, we encourage you to record your vote via the internet. It is convenient, and it saves us postage and processing costs. In addition, when you vote via the internet, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you do not vote via the internet, please vote by telephone or by completing, signing, dating and returning the accompanying proxy card in the enclosed return envelope. Submitting your proxy by either internet, telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

IF YOU PLAN TO ATTEND:

Registration will begin at 1:00 p.m. and seating will begin at 1:30 p.m. Each stockholder will need to bring an admission ticket and valid picture identification, such as a driver’s license or passport, for admission to the meeting. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all cellular phones must be silenced during the meeting. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

By Order of the Board of Directors,

SIMON BIDDISCOMBE
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

January 26, 2007
Newport Beach, California

MINDSPEED TECHNOLOGIES, INC.
4000 MacArthur Boulevard, East Tower
Newport Beach, California 92660

PROXY STATEMENT

This proxy statement contains information related to our annual meeting of stockholders to be held on Monday, March 5, 2007, beginning at 2:00 p.m. Pacific Standard Time, at the Newport Beach Marriott Hotel, located at 900 Newport Center Drive, Newport Beach, California 92660, and at any postponements or adjournments of the meeting. Your proxy for the meeting is being solicited by our board of directors. This proxy statement and our annual report on Form 10-K are being mailed to stockholders beginning on or about January 26, 2007.

ABOUT THE MEETING AND VOTING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting provided with this proxy statement, including the election of directors, ratification of the appointment of our independent registered public accounting firm and approval of amendments to two of our existing equity plans. In addition, management will report on the performance of our company and respond to questions from stockholders.

Who can attend the meeting?

Subject to space availability, all stockholders as of January 5, 2007, the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at 1:00 p.m. and seating will begin at 1:30 p.m. If you plan to attend the meeting, please note that you will need to bring your admission ticket and valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting and all cellular phones must be silenced during the meeting. We realize that many cellular phones have built-in digital cameras, and while these phones may be brought into the meeting, the camera function may not be used at any time.

Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting. There were 112,683,382 shares of our common stock outstanding on the record date.

What are the voting rights of the holders of the company’s common stock?

Each share of our common stock outstanding on the record date will be entitled to one vote on each matter considered at the meeting.

What is a quorum?

A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of at least 56,341,692 shares, which is a simple majority of the 112,683,382 shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

If you are a registered stockholder, you must deliver your proxy by mail, internet or telephone or attend the annual meeting in person and vote in order to be counted in the determination of a quorum. If you are a “street name” stockholder, your broker will vote your shares pursuant to your proxy directions and such shares will count in the determination of a quorum. If you do not respond to the proxy or provide any directions to your broker, your shares will still count for purposes of attaining a quorum and your broker will vote your shares in its discretion on proposals 1 and 2, but your broker will not be able to vote your shares in its discretion on proposals 3 and 4.

How do I vote?

If you are a registered stockholder, you may submit your proxy by mail, internet or telephone. The designated proxy will vote according to your instructions. You may also attend the meeting and deliver a proxy card to be voted in the same manner or you may personally vote by ballot.

If you are a “street name” stockholder, your properly signed and returned proxy card will be tabulated and voted by your broker. If you are a “street name” stockholder and attend the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

If you are a member of a retirement or savings plan or other similar plan, you may submit your voting directions by mail, internet or telephone. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

Can I vote by telephone or the internet?

If you are a registered stockholder, you may submit your proxy by telephone, or electronically through the internet, by following the instructions included with your proxy card. The deadline for submitting your proxy by telephone or electronically is 11:59 p.m., Eastern Standard Time, on March 4, 2007.

If your shares are held in “street name,” please check your proxy card or contact your broker or nominee to determine whether you will be able to deliver your proxy by telephone or electronically.

If you are a member of a retirement or savings plan or other similar plan, you may deliver your voting directions by telephone, or electronically through the internet, by following the instructions included with your direction card. The deadline for submitting your voting instructions by telephone or electronically is 11:59 p.m., Eastern Standard Time, on February 28, 2007.

Can I change my vote after I return my proxy or direction card?

If you are a registered stockholder, you may revoke or change your vote at any time before the proxy card is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. If, at the meeting, you request from the inspector of elections, your proxy holder’s power to vote will be suspended and you may submit another proxy or vote by ballot. Your attendance at the meeting will not by itself revoke a previously granted proxy.

If your shares are held in “street name” or you are a member of a retirement or savings plan or other similar plan, please check your proxy or direction card or contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Will my vote be confidential?

It is our policy to maintain the confidentiality of proxy cards, ballots and voting tabulations that identify individual stockholders except as may be necessary to meet any applicable legal requirements and, in the case of any contested proxy solicitation, as may be necessary to allow proper parties to verify proxies presented by any person and the results of the voting.

What are the board’s recommendations?

The board recommends that you vote:

•	for election of the nominated slate of directors (see proposal 1);

•	for ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007 (see proposal 2);

•	for approval of the amendment to the company’s 2003 long-term incentives plan increasing the number of authorized shares from 18 million to 19.3 million (see proposal 3); and

•	for approval of the amendment to the directors stock plan eliminating the “evergreen” provision in the plan, setting the number of authorized shares at 1,440,000 and adding annual grants of restricted shares (see proposal 4).

What vote is required to approve each proposal?

Election of directors.  Directors are elected by a plurality of votes cast. This means that the three directors receiving the most votes cast at the meeting will be elected to serve for the next three years. Only votes cast “for” are counted in determining whether a plurality has been cast in favor of a director. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Abstentions and broker non-votes, while included for purposes of attaining a quorum, will have no effect on the vote on this matter.

Other proposals.  For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. A properly executed proxy marked “abstain” with respect to the proposal will not be voted, although it will be counted for purposes of determining the total number of shares necessary for approval of such proposal. Accordingly, an abstention will have the effect of a negative vote.

Street name shares and broker non-votes.  If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the proposals to be acted upon. “Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote. For this meeting, if you do not give specific instructions, your broker or nominee may cast your vote in its discretion for proposal 1, the election of directors, and for proposal 2, the ratification of the appointment of the company’s independent registered public accounting firm. Brokers and nominees have discretionary voting authority on proposal 2. Accordingly, a broker non-vote will have the same effect as a vote against proposal 2. If you do not give your broker or nominee specific instructions, your shares may not be voted on proposal 3, the approval of the amendment to the company’s 2003 long-term incentives plan, nor on proposal 4, the approval of the amendment to the directors stock plan, and such “broker non-votes” will not be counted in determining the total number of shares necessary for approval of such proposals and will therefore have no effect on these two matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

How many shares of the company’s common stock do the directors, executive officers and certain beneficial owners own?

To our knowledge, the following table sets forth information regarding the beneficial ownership of the 112,429,130 shares of our common stock outstanding on November 29, 2006 by each person who is known to us, based upon filings with the SEC, to beneficially own more than 5% of our common stock, each of our directors, each executive officer named in the Summary Compensation Table and all current directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment power with respect to the stock listed.

	Common Stock(1)
		Percent
Name	Shares	of Class

5% Stockholders
CNH Partners, LLC(2)
Residence Two, Greenwich Plaza
Greenwich, CT 06830	8,225,107	7.3%
Conexant Systems, Inc.(3)
4000 MacArthur Blvd., West Tower
Newport Beach, CA 92660	30,000,000	21.1%
Frontier Capital Management(4)	5,585,200	5.0%
99 Summer Street
Boston, MA 02110
Kopp Investment Advisors, LLC(5)
7701 France Ave. South, Suite 500
Edina, MN 55435	7,351,858	6.1%
Directors
Donald R. Beall(6)	801,040	*
Dwight W. Decker(6)	1,425,837	1.3%
Donald H. Gips(6)	35,000	*
Raouf Y. Halim(6)	2,163,581	1.9%
Michael T. Hayashi(6)	20,000	*
Ming Louie(6)	55,000	*
Thomas A. Madden(6)	55,000	*
Jerre L. Stead(6)	154,529	*
Named Executive Officers
Simon Biddiscombe(6)	469,452	*
Gerald J. Hamilton(6)	199,124	*
Thomas J. Medrek(6)	536,618	*
Wayne K. Nesbit(6)	380,699	*
David W. Carroll(6)	496,113	*
Daryush Shamlou(6)	551,766	*
All current directors and executive officers as a group (16 persons)(6)	7,431,966	6.3%

*	Represents less than 1% of our outstanding common stock

(1)	Unless otherwise indicated, each person’s address is c/o Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. If a stockholder holds options or other securities that are exercisable or otherwise convertible into our common stock within 60 days of November 29, 2006, we treat the common stock underlying those securities as owned by that stockholder, and as outstanding shares when we calculate that stockholder’s percentage ownership of our common stock. However, we do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)	Represents shares of our common stock issuable upon conversion of our convertible notes. Pursuant to a Schedule 13G filed on March 2, 2006, each of CNH Partners, LLC and CNH CA Master Account L.P. has identified itself as having shared power to vote or direct the vote of the reported number of shares.

(3)	In connection with the spin-off of our company from Conexant Systems, Inc. in June 2003 and the distribution of our common stock by Conexant to its stockholders, we issued Conexant a warrant to purchase 30 million shares of common stock at a price of $3.408 per share (subject to adjustment in certain circumstances), exercisable through June 27, 2013. The warrants may not be exercised to the extent that such exercise would result in the holder of the warrants owning at any one time more than 10% of our outstanding common stock.

(4)	This information is based on a Schedule 13G filed on January 11, 2007, by Frontier Capital Management Co., LLC. Frontier Capital Management is a registered investment adviser.

(5)	Based on information contained in the Schedule 13G filed on January 23, 2006, by Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company and LeRoy C. Kopp, Mr. Kopp has sole voting and dispositive power over 1,074,565 shares of our common stock and Kopp Investment Advisors has sole voting power over 5,741,983 shares, sole dispositive power over 1,400,000 shares and shared dispositive power over 4,877,293 shares. Kopp Investment Advisors is a registered investment adviser and disclaims beneficial ownership of the shares over which it shares dispositive power. Of the shares reported in the Schedule 13G, 6,457,293 shares are held in a fiduciary or representative capacity.

(6)	Includes shares that could be purchased by exercise of options on November 29, 2006 or within 60 days thereafter, as follows: 75,393 for Mr. Beall; 1,340,501 for Mr. Decker; 25,000 for Mr. Gips; 2,021,001 for Mr. Halim; 10,000 for Mr. Hayashi; 45,000 for Mr. Louie; 45,000 for Mr. Madden; 121,869 for Mr. Stead; 367,122 for Mr. Biddiscombe; 453,079 for Mr. Carroll; 81,718 for Mr. Hamilton; 449,951 for Mr. Medrek; 328,401 for Mr. Nesbit; 524,972 for Mr. Shamlou; and 5,767,029 for the current directors and executive officers as a group.

BOARD OF DIRECTORS

Election of Directors

How is the board made up?

Our certificate of incorporation provides for a board consisting of three classes of directors with overlapping three-year terms. One class of directors is elected each year with a term extending to the third succeeding annual meeting after election. Our certificate of incorporation also provides that each of the three classes be as nearly equal in number as the then total number of directors permits.

Which directors are up for election?

The three directors in Class I, Messrs. Beall, Gips and Stead, are up for election at the 2007 annual meeting to serve for a term expiring at our annual meeting in 2010.

What are their backgrounds?

Mr. Beall, 68, has been a director since June 2003 and he is the retired chairman and chief executive officer of Rockwell International Corporation. He was a director of Rockwell from 1978 to February 2001 and its chief executive officer from 1988 through his retirement in 1997. Mr. Beall is chairman of the executive committee and a director of Rockwell Collins, Inc. (communication and aviation electronics). He is also a director of Conexant (semiconductors — broadband communications) and CT Realty (real estate investment company). He is a member of various University of California — Irvine supporting organizations and an overseer of the Hoover Institution at Stanford University. He is also an investor, director or advisor with several private companies and investment partnerships.

Mr. Gips, 46, has been a director since May 2004 and he is presently group vice president in charge of global corporate development for Level 3 Communications, Inc. (communications and information services). He has been group vice president since February 2001 and he was Level 3’s group vice president overseeing global marketing and sales, as well as all of its lines of business and marketing and sales strategies from May 2000 through his promotion to group vice president. Mr. Gips is a director of Mobile Satellite Ventures (mobile satellite services).

Mr. Stead, 63, has been a director since June 2003.  He has been chairman of the board of IHS, Inc. (software) since December 2000 and he has acted as chief executive officer of IHS since September 2006. Prior to that, he was chairman of the board and chief executive officer of Ingram Micro Inc. (computer technology services) from August 1996 to May 2000. Mr. Stead is a director of Armstrong World Industries, Inc. (floors, ceilings and cabinets), Brightpoint, Inc. (electronics distribution), Conexant and Mobility Electronics, Inc. (mobile electronics solutions). He is also chairman of the board of the Center of Ethics and Values at Garrett Seminary on the Northwestern University campus.

Who are the remaining directors?

Class II Directors — continuing directors with terms expiring at the 2008 annual meeting

Mr. Hayashi, 50, has been a director since August 2005. He has been the senior vice president, advanced engineering and technologies for Time Warner Cable, Inc. (cable television) since May 2002. Mr. Hayashi was the vice president, advanced technologies at Time Warner Cable, Inc. from July 1993 to May 2002.

Mr. Louie, 60, has been a director since June 2003.  Mr. Louie co-founded and has served as the managing director and a director of Mobile Radius, Inc. (mobile internet data services) since March 2002. Mr. Louie served as the China President of GSM Association (global trade association — wireless technology) from October 2003 to May 2005. He also has been the managing director of Dynasty Capital Services LLC (consulting) since January 2002. Mr. Louie served as president, Qualcomm Greater China (wireless communications) from May 2000 to October 2001 and as vice president, business development of Globalstar Communications Limited (satellite telecommunications) from January 1989 to May 2000.

Mr. Madden, 53, has been a director since June 2003.  He was the executive vice president and chief financial officer of Ingram Micro from July 2001 through April 2005. He served as senior vice president and chief financial officer of ArvinMeritor, Inc. (automotive components) from October 1997 to July 2001. He currently serves as a director for FreightCar America (manufacturing and rebuilding — railroad freight cars) and for Champion Enterprises (manufacturing — factory built housing) and as a lecturer in accounting at the Paul Merage School of Business at the University of California — Irvine.

Class III Directors — continuing directors with terms expiring at the 2009 annual meeting

Mr. Decker, 56, has been a director since January 2002 and our non-executive chairman of the board since June 2003. Mr. Decker has been chairman of the board of Conexant, our former parent company, since December 1998, serving as a non-executive director from the end of February 2004 until November 2004. He has been chief executive officer of Conexant from January 1999 to February 2004 and again since November 2004. Mr. Decker is a non-executive chairman of the board and a director of Skyworks Solutions, Inc. (semiconductors — wireless communications), a director of Jazz Semiconductor, Inc. (semiconductors — manufacturing), a director of BCD Semiconductor (semiconductors — analog) and a director of Pacific Mutual Holding Company (life insurance products). He also serves as a director or member of numerous professional and civic organizations.

Mr. Halim, 46, has been a director since January 2002 and our chief executive officer since June 2003. He was senior vice president and chief executive officer of the internet infrastructure business of Conexant from February 2002 to June 2003 and senior vice president and general manager, network access division of Conexant from January 1999 to February 2002.

Board Committees and Meetings

Who is the chairman of the board?

Mr. Decker has served as chairman of the board since June 2003.

How often did the board meet during fiscal year 2006?

The board met five times during fiscal year 2006. Each director is expected to attend each meeting of the board and of those committees on which he serves. No director attended less than 75% of all applicable board and committee meetings during fiscal year 2006. We usually schedule meetings of the board on the same day as our annual meetings, and when this schedule is followed, it is the policy of the board that directors are expected to attend our annual meetings. All directors attended the annual meeting of stockholders in March 2006.

How does the board determine which directors are considered independent?

Each year prior to the annual meeting, the board reviews and determines the independence of its directors. During this review, the board considers transactions and relationships between each director or any member of his or her immediate family and our company and its subsidiaries and affiliates. The board measures these transactions and relationships against the independence requirements of the SEC and The Nasdaq Stock Market LLC (“NASDAQ”). As a result of this review, the board affirmatively determined that Messrs. Beall, Gips, Hayashi, Louie, Madden and Stead, are “independent” in accordance with the applicable rules of NASDAQ.

How do stockholders communicate with the board?

Stockholders and other parties interested in communicating directly with any individual director, including the chairman, the board as a whole, or with the non-management directors as a group may do so by writing to Secretary, Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. Our secretary reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the secretary, deals with the functions of the board or its committees, or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence we receive that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of our internal audit department and handled in accordance with procedures established by the audit committee with respect to such matters.

What is the role of the primary board committees?

The board has standing audit, governance and board composition, and compensation and management development committees. The table below provides membership and meeting information for each of the committees in fiscal year 2006. Commencing at the beginning of fiscal year 2007, Mr. Beall stepped down from the audit committee, Mr. Gips switched from the compensation committee to the audit committee, and Mr. Hayashi was appointed to the compensation committee.

		Governance and	Compensation
		Board	and Management
Name	Audit	Composition	Development

Mr. Beall	X	X	Chair
Mr. Gips		X	X
Mr. Hayashi		X
Mr. Louie	X	X
Mr. Madden	Chair	X	X
Mr. Stead	X	Chair	X
Number of meetings during fiscal year 2006	8	4	4

Audit committee.  The audit committee assists the board in overseeing our accounting and financial reporting processes and audits of our financial statements. It is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firms we engage. It reviews the independent registered public accounting firm’s audit of the financial statements and its report thereof, our system of internal control over financial reporting and management’s evaluation and the independent registered public accounting firm’s audit thereof, the independent registered public accounting firm’s annual management letter, various other accounting and auditing matters and the independence of the auditing registered public accounting firm. The committee reviews and pre-approves all audit and non-audit services performed by our independent registered public accounting firm, other than as may be allowed by applicable law. It reviews and approves the appointment or change of our director of internal audit. The committee reviews and approves any proposed related party transactions (unless such transactions are approved by another independent body of the board). It has established procedures for the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and auditing matters. The committee meets with management to review any issues related to matters within the scope of its duties. The charter of the committee has been adopted and was amended by the board on November 16, 2006 and is available on our website (www.mindspeed.com) and is attached to this proxy statement as Appendix “A.” The board has determined that all of the members of the committee are “independent” in accordance with Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, applicable rules of NASDAQ and our board membership criteria. All of the committee members also meet the audit committee composition requirements of NASDAQ. The board has determined that Mr. Madden, the chairman of the audit committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the applicable rules of NASDAQ. Mr. Madden’s experience is discussed above under the caption “Board of Directors — Election of Directors — Class II Directors.”

Governance and board composition committee.  The governance and board composition committee reviews with the board, on an annual basis or as more frequently needed, our corporate governance guidelines and the board’s committee structure and membership. The committee periodically establishes a framework for the evaluation of our chief executive officer. The committee recommends nominees for election at each annual meeting and nominees to fill any board vacancies. The committee recommended to the board Messrs. Beall, Gips and Stead for re-election at the 2007 annual meeting. When needed, the committee leads the search for qualified director candidates by defining the experiential background and qualifications for individual director searches and engaging third party search firms to source potential candidates and coordinate the logistics of each search. The committee prepares, not less frequently than every three years, and submits to the board, for adoption by the board, a list of selection criteria to be used by the committee. The committee will consider director candidates recommended by our stockholders pursuant to our procedures described under the caption “Other Matters — Stockholder Proposals.” The selection criteria for director candidates include the following:

•	Each director should be an individual of the highest character and integrity, have experience at or demonstrated understanding of strategy/policy-setting and reputation for working constructively with others.

•	Each director should have sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director.

•	Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director. This excludes from consideration officers of companies in direct or substantial competition with our company and major or potential major customers, suppliers or contractors.

The committee’s charter is available on our website (www.mindpseed.com). The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria.

Compensation and management development committee.  The compensation and management development committee recommends to the board compensation and benefits for non-employee directors; reviews and approves, on an annual basis, the corporate goals and objectives with respect to compensation of our chief executive officer pursuant to the framework developed by the governance and board composition committee; determines salaries for all executive officers and reviews annually the salary plan for other executives in general management positions; reviews standard base pay, incentive compensation, deferred compensation and all stock-based plans and recommends changes in such plans as needed; reviews annually the performance of our chief executive officer and other senior executives; assists the board in developing and evaluating potential candidates for executive positions; oversees the development of executive succession plans; and prepares and publishes an annual executive compensation report in the proxy statement. The charter of the committee is available on our website (www.mindspeed.com). The board has determined that all of the members of the committee are “independent” in accordance with applicable rules of NASDAQ and our board membership criteria.

Directors’ Compensation

How are directors compensated?

For board participation during fiscal year 2006, our non-employee directors each received annual base compensation of $30,000. They each also received committee participation compensation equal to $2,500 annually for service on the compensation and management development committee and/or the governance and board composition committee ($7,500 if serving as chairman of such committee) and $5,000 annually for service on the audit committee ($10,000 if serving as chairman of such committee). In addition, each non-employee director received $1,250 per meeting for each board and committee meeting attended in person or by telephone. The directors stock plan provides that upon initial election to the board, each non-employee director is granted an option to purchase 40,000 shares of our common stock at an exercise price per share equal to its fair market value on the date of grant. The options become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date the options are granted. In addition, each non-employee director is granted an option to purchase 20,000 shares of our common stock following each annual meeting. Under the terms of our deferred compensation plan, a director may elect to defer all or part of the cash portion of directors’ compensation until such time as shall be specified with interest on deferred amounts accruing quarterly at 120% of the federal long-term rate set each month by the Secretary of the Treasury. Each director also has the option each year to receive all or a portion of cash compensation due via shares or restricted shares valued at the closing price of our common stock on the date each payment would otherwise be made. Immediately following the annual meeting of stockholders in March 2006, the Board approved a one-time grant of 10,000 restricted shares to each non-employee director that would be earned by each director ten days after: (i) the recipient retires from the board after attaining age fifty-five and completing at least five years of service as a director; or (ii) the recipient resigns from the board or ceases to be a director by reason of the antitrust laws, compliance with the company’s conflict of interest policies, death, disability or other circumstances the board determines not to be adverse to the best interests of the company. The proposed amendment to the directors stock plan set forth as proposal 4 in this proxy statement would add another element to our non-employee director compensation by annually granting our non-employee directors restricted shares in an amount equal to the lesser of: (i) 15,000 shares; or (ii) that number of whole shares equal to $45,000 divided by the price of the company’s common stock on the date of grant (see the discussion of proposal 4 and the proposed plan attached to this proxy statement as Appendix “C”).

EXECUTIVE OFFICERS

Set forth below is certain information concerning our executive officers as of November 30, 2006:

Name	Age	Title

Raouf Y. Halim	46	Chief Executive Officer
Simon Biddiscombe	39	Senior Vice President, Chief Financial Officer, Treasurer and Secretary
Richard J. Burns	43	Senior Vice President and General Manager, Wide-Area Networking
Jay E. Cormier	43	Senior Vice President and General Manager, High Performance Analog
Gerald J. Hamilton	53	Senior Vice President, Worldwide Sales
Thomas J. Medrek	50	Senior Vice President and General Manager, Multiservice Access
Wayne K. Nesbit	45	Senior Vice President, Operations
Thomas A. Stites	51	Senior Vice President, Communications
Bradley W. Yates	48	Senior Vice President and Chief Administrative Officer

There are no family relationships among the individuals serving as our directors or executive officers. Set forth below are the name, office and position held with our company and principal occupations and employment during the past five years of each of our executive officers. Biographical information on Mr. Halim is discussed above under the caption “Board of Directors — Class III Directors.”

Mr. Biddiscombe has been our senior vice president, chief financial officer and treasurer since June 2003. He was elected our secretary in April 2004. Mr. Biddiscombe served as vice president, finance and controller of the internet infrastructure business of Conexant from December 2000 to June 2003. He was senior vice president and chief financial officer from May 1999 to December 2000 and chief operating officer from May 2000 to December 2000 of Wyle Electronics (distributor of semiconductor products).

Mr. Burns has been our senior vice president and general manager of WAN communications since March 2006. Mr. Burns served as vice president, engineering, for broadband internetworking systems business of the company from June 2003 to March 2006 and prior to that, he was vice president, engineering, for the Internet infrastructure business of Conexant from February 2001 to June 2003. Mr. Burns has served as treasurer and director for a non-profit organization, Bibleshareware.org, since May 2006.

Mr. Cormier has been our senior vice president and general manager, high performance analog, since September 2005. Mr. Cormier was product line director of analog processing products at Analog Devices, Inc. (semiconductors — analog) from October 1999 until September 2005.

Mr. Hamilton has been our senior vice president, worldwide sales, since July 2006. Prior to this position, Mr. Hamilton served as our vice president of sales for the Asia Pacific region from September 2000 to July 2006. Before joining Mindspeed, Mr. Hamilton was area sales director for Conexant in China.

Mr. Medrek has been our senior vice president and general manager, multiservice access, since June 2004. Prior to that he was our senior vice president and general manager of broadband internetworking systems from June 2003 to June 2004. Mr. Medrek served as vice president and general manager, broadband internetworking systems, of Conexant from February 2001 to June 2003 and before that he was Conexant’s vice president, marketing, of broadband internetworking systems, from March 2000 to February 2001.

Mr. Nesbit has been our senior vice president, operations, since June 2003. Mr. Nesbit served as senior vice president, operations, of the internet infrastructure business of Conexant from January 2001 to June 2003. He was vice president and director, worldwide external technology, for Motorola, Inc. (semiconductors) from October 1998 to January 2001.

Mr. Stites has been our senior vice president, communications, since June 2003. Mr. Stites served as senior vice president, communications, of Conexant from December 1999 to June 2003.

Mr. Yates has been our senior vice president and chief administrative officer since June 2003. Mr. Yates served as senior vice president, human resources, of Conexant from January 2000 to June 2003.

EXECUTIVE COMPENSATION

Summary Compensation Table

The information shown below reflects the annual and long-term compensation, from all sources, of our chief executive officer and our other four most highly compensated executive officers at September 30, 2006, as well as two former executive officers, for services rendered in all capacities to our company and its subsidiaries for the fiscal years noted. The individuals listed below are referred to as the “named executive officers.”

		Annual Compensation					Long-Term Compensation
					Other			Securities
					Annual		Restricted	Underlying	All Other
	Fiscal				Compensation(1)		Stock Awards(2)	Options/SARs	Compensation(3)
Name and Principal Position	Year	Salary ($)	Bonus ($)		($)		($)	(#)	($)

Raouf Y. Halim	2006	462,500	0		54,053		813,269	0	7,553
Chief Executive Officer	2005	450,000	0		25,196		0	180,000	11,503
	2004	450,000	0		20,372		0	150,000	11,077
Simon Biddiscombe	2006	275,000	0		36,307		297,050	0	6,358
Senior Vice President,	2005	265,000	20,000		963		0	100,000	5,184
Chief Financial Officer,	2004	265,000	0		9,242		0	75,000	6,523
Treasurer and Secretary
Gerald J. Hamilton	2006	189,144	113,160	(4)	109,020	(5)	193,700	100,000	3,783
Senior Vice President,	2005	178,500	88,731		32,114		0	30,000	3,570
Worldwide Sales(6)	2004	171,634	91,595		32,032		0	17,500	4,257
Thomas J. Medrek	2006	277,500	0		148,114	(7)	297,050	0	6,511
Senior Vice President,	2005	270,000	0		89,518		0	60,000	5,713
and General Manager,	2004	253,557	150,000		559		0	130,000	5,788
Multiservice Access
Wayne K. Nesbit	2006	290,000	0		33,930		320,400	0	6,153
Senior Vice President,	2005	290,000	0		183,973		0	100,000	4,853
Operations	2004	290,000	0		176,375		0	50,000	0
Daryush Shamlou	2006	276,923	1,000	(8)	37,298		151,334	0	5,270
Former Senior Vice President,	2005	270,000	0		7,684		0	60,000	6,460
and General Manager,	2004	270,000	0		86,543		0	105,000	6,646
Transmission Solutions and Corporate Chief Technical Officer(9)
David W. Carroll	2006	209,423	197,107	(10)	23,155		257,000	0	5,248
Former Senior Vice President,	2005	247,500	146,266		23,118		0	100,000	5,161
Worldwide Sales (11)	2004	247,500	138,263		12,470		0	50,000	6,092

(1)	Includes amounts paid for club dues and financial services, respectively, for the named executive officers in fiscal year 2006 as follows: Mr. Halim — $20,150 and $28,919; Mr. Biddiscombe — $5,500 and $29,845; Mr. Hamilton — $0 and $67,640; Mr. Medrek — $0 and $31,562; Mr. Nesbit — $4,130 and $28,919; Mr. Shamlou — $6,606 and $28,919; and Mr. Carroll — $8,678 and $13,966.

(2)	Includes a performance based grant of restricted stock made on October 5, 2005 at a stock closing price of $2.27 to be vested on November 8, 2006 subject to the attainment of performance conditions and a time based grant of restricted stock made on January 31, 2006 at a stock closing price of $3.17, which vests one quarter on the first anniversary of the grant date and 1/16th each quarter thereafter, respectively, as follows: Mr. Halim — 200,000 shares and 113,334 shares; Mr. Biddiscombe — 75,000 shares and 40,000 shares; Mr. Hamilton — 25,000 shares and 15,000 shares (plus for Mr. Hamilton a grant of restricted stock upon promotion to senior vice president equal to 60,000 shares made on August 4, 2006 at a stock closing price of $1.49, which vests one quarter on the first anniversary of the grant date and 1/16th each quarter thereafter); Mr. Medrek — 75,000 shares and 40,000 shares; Mr. Nesbit — 66,667 shares and 53,333 shares; Mr. Shamlou — 66,667 shares and 0 shares; and Mr. Carroll — 66,667 shares and 33,333 shares. No dividends are to be paid on any such shares of restricted stock. The value of all such restricted stock held by these named executive officers at the end of fiscal year 2006, calculated using a stock closing price of $1.73, was as follows: Mr. Halim — $542,068; Mr. Biddiscombe — $198,950; Mr. Hamilton — $173,000; Mr. Medrek — $198,950; Mr. Nesbit — $207,600; Mr. Shamlou — $115,334; and Mr. Carroll — $173,000.

(3)	Includes amounts for fiscal year 2006 contributed, accrued or paid for the named executive officers under our savings plan, related supplemental savings plan, and excess liability insurance premiums, respectively, as follows: Mr. Halim — $4,385, ($14) and $3,182; Mr. Biddiscombe — $4,837, $460 and $1,061; Mr. Hamilton — $3,783, $0 and $0; Mr. Medrek — $5,278, $172 and $1,061; Mr. Nesbit — $5,092, $0 and $1,061; Mr. Shamlou — $3,504, $705 and $1,061; and Mr. Carroll — $3,461, $726 and $1,061.

(4)	Represents a bonus of $31,271 plus a commission of $81,889 paid on sales, which has been characterized as a bonus paid in fiscal year 2006.

(5)	Includes $28,800 for housing expenses paid in fiscal year 2006.

(6)	Mr. Hamilton was designated as an executive officer in his current position effective July 31, 2006.

(7)	Includes $114,996 for expenses paid in fiscal year 2006 in connection with the relocation of Mr. Medrek’s residence to Southern California.

(8)	Represents an invention award paid to Mr. Shamlou in recognition of his contribution towards an invention.

(9)	Mr. Shamlou resigned as an executive officer effective March 31, 2006.

(10)	Represents a commission of $197,107 paid on sales, which has been characterized as a bonus paid in fiscal year 2006.

(11)	Mr. Carroll resigned as an executive officer effective July 28, 2006.

Option Grants in Last Fiscal Year

The following table shows further information on grants of stock options made to the named executive officers pursuant to our stock option plans during the fiscal year ended September 30, 2006, which are reflected in the Summary Compensation Table above. The options listed in the table below vest in four equal annual installments beginning on the first anniversary of the date of grant. For presentation purposes, references made throughout this proxy statement to the fiscal year ended September 30, 2006 relate to the company’s actual fiscal year ended September 29, 2006.

Options Grants
	Number of	Percentage of			Potential Realizable
	Securities	Total Options			Value at Assumed
	Underlying	Granted to			Annual Rates of Stock
	Options	Employees			Price Appreciation for
	Granted	in Fiscal	Exercise Price	Expiration	Option Term
Name	(Shares)	Year 2006	(Per Share) ($)	Date	5% ($)	10% ($)

Gerald J. Hamilton	100,000	9.8%	1.49	08/04/2014	71,141	170,395

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The exercises of stock options by the named executive officers during fiscal year 2006 and the number and value of unexercised stock options held by the named executive officers as of September 30, 2006 are reflected in the table below.

			Number of Unexercised		Value of Unexercised
	Shares		Options Held at		In-the-Money Options at
	Acquired	Value	September 30, 2006		September 30, 2006(1)($)
Name	on Exercise	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raouf Y. Halim	51,712	102,354	1,963,814	504,896	98,569	32,487
Simon Biddiscombe	19,384	55,280	357,746	217,019	0	2,274
Gerald J. Hamilton	—	—	77,132	230,264	5,527	26,274
Thomas J. Medrek	—	—	436,430	212,791	15,857	6,497
Wayne K. Nesbit	—	—	315,299	167,896	19,492	6,497
David W. Carroll	—	—	452,037	35,417	32,487	0
Daryush Shamlou	—	—	523,826	44,480	25,990	0

(1)	Value is based on the closing price of our common stock on The Nasdaq Global Market on September 29, 2006 ($1.73), less the exercise price.

Compensation Committee Interlocks and Insider Participation

No member of the compensation and management development committee during fiscal year 2006 was a current or former officer or employee of our company. There are no compensation committee interlocks between our company and other entities involving our executive officers and board members who serve as executive officers or board members of such other entities.

Report of the Compensation and Management Development
Committee on Executive Compensation

The compensation and management development committee, among other things, approves and administers all elements of compensation for our executive officers. In this regard, the role of the committee is to oversee our compensation plans and policies, periodically review and approve all executive officers’ compensation and administer our stock plans (including reviewing and approving stock and stock option grants to executive officers). The committee’s membership consists entirely of independent directors. The committee meets at scheduled times during the year. The committee’s chairman reports on committee actions and recommendations at each board meeting. Our human resources department supports the committee in its work and in some cases acts pursuant to delegated authority to fulfill various functions in administering our compensation programs. The committee has the authority to engage services of outside advisors, experts and others to assist the committee. In addition, the committee reviews its charter at least annually, and recommends any proposed changes to the board for approval.

The committee has furnished the following report on executive compensation:

What is the company’s compensation philosophy and what are its compensation objectives?

The company has adopted a general compensation philosophy of “pay for performance” in which total cash compensation would vary with company performance. The committee believes that this philosophy is appropriate for the company as a high technology, semiconductor company. The committee’s goal is to provide base salary and opportunity for annual incentives sufficient to provide total cash compensation at market competitive levels for peer semiconductor, general semiconductor and other U.S. high technology companies and to provide long-term incentives in the form of stock and/or stock option grants to the executives at market competitive levels for peer and other semiconductor companies that compete for similar employees.

Total annual compensation for the majority of the company’s employees, including its executive officers, consists of the following:

•	base salary;

•	perquisites and other personal benefits; and

•	an annual incentive compensation program that is related to growth in certain financial performance measures of the company or its stock price appreciation, and based on an individual bonus target for the performance period.

Long-term incentive compensation is realized through the grant of stock options, stock awards and/or shares of restricted stock, to executive officers as well as employees under the 2003 long-term incentives plan. Equity awards under the 2003 long-term incentives plan may be time-vested and/or performance-vested awards.

In addition to encouraging stock ownership by granting stock options, stock grants and restricted stock, the company further encourages all of its employees to own the company’s common stock through the company’s employee stock purchase plans. The employee stock purchase plans allow participants to buy, at a 5% discount to the market price, up to 1,000 shares of the company’s common stock every six months, by setting aside up to 10% of their salary and bonuses, subject to certain limits.

In addition, the company provides certain senior executive officers, including the chief executive officer, with perquisites and other personal benefits that it believes are reasonable, competitive and consistent with other semiconductor companies and the company’s overall executive compensation program. The company believes that its perquisites help it to hire and retain the qualified executives.

How does the committee set executive compensation?

In setting the base salary and individual bonus target amount for executive officers, the committee reviews information relating to executive compensation of U.S.-based peer semiconductor, general semiconductor and other high technology companies that are considered generally comparable to the company. The company’s semiconductor industry peer group includes PMC Sierra Inc., Applied Micro Circuits Corporation, Exar Corp. and Transwitch Corp. Other general semiconductor and high technology company pay practices, including those of Broadcom Corp., Qualcomm Inc., Intel Corp., Maxim Integrated Products Inc. and Texas Instruments Inc., are also reviewed because of their respective hiring volumes, overall employment levels and general influence on the company’s labor market. While there is no specific formula that is used to establish executive compensation in relation to this market data, executive officer base salary and incentive targets are generally set to be around the average salaries and bonuses paid for comparable jobs in the marketplace. However, if the company’s business groups meet or exceed certain predetermined financial and non-financial goals, amounts paid under the company’s performance-based incentive compensation programs may lead to total cash compensation levels that are higher than the average salaries for comparable jobs. The committee considers the total compensation, earned or potentially available, of the senior executives in establishing each component of compensation. In its review, the committee considers information regarding the company’s general industry and direct peer group, national surveys of other U.S. semiconductor and high technology companies, reports of independent compensation consultants and performance judgments as to the past and expected future contributions of individual senior executives.

In early 2001, the company instituted a 10% salary reduction for officers and other executives at the level of vice president and above in recognition of the cost-cutting and business restructuring required by a cyclical downturn in the industry. This pay reduction was reversed on July 1, 2006 following attainment, in the third fiscal quarter of 2006 of profitability as measured on a pro forma operating basis. In addition, as discussed below, a significant part of each executive officer’s potential total equity compensation is dependent on the performance of the company and individual performance goals as measured through the company’s performance-based incentive compensation program. Other than a retention bonus paid to Mr. Hamilton, no annual cash incentive was paid to executive officers for fiscal year 2006.

How does the commitee set performance-based compensation for its executive officers?

The company’s annual executive incentive compensation plan for the executive officers, including the chief executive officer, is based on both the overall financial performance of the company and the performance of the executive with respect to his individual assigned goals. In any given year, that performance is measured against the specific performance criteria adopted by the committee for use in that particular fiscal year. Performance criteria typically include revenue growth, pro forma operational profitability and attainment of strategic business development goals. In addition, executive incentive compensation awards may be adjusted by an individual performance multiplier. The chief executive officer’s annual incentive plan has the same components as the executive plan. This award may also be adjusted by the board based on individual performance. For all executives, the annual incentive award value is targeted at competitive market levels for peer semiconductor, general semiconductor and other high technology companies.

What performance-based compensation was paid to executive officers in fiscal year 2006?

Due to the company’s restructuring plans and operating losses, no performance based cash incentive, other than sales incentive bonuses paid to Mr. Carroll and to his successor Mr. Hamilton, as the head of worldwide sales, was paid to company executives, including the chief executive officer, for fiscal year 2006. However, as discussed below, each of the executive officers, including the chief executive officer, was granted performance based restricted stock in fiscal year 2006.

How are stock options and restricted stock used in the compensation plan of the company?

Stock Compensation Plans

The company has two principal stock incentive plans: the 2003 long-term incentives plan and the directors stock plan. The 2003 long-term incentives plan provides for the grant of stock options, restricted stock and other stock-based awards to officers and employees of the company. The directors stock plan provides for the grant of stock options, restricted stock and other stock-based awards to the company’s non-employee directors. As of September 30, 2006, an aggregate of 5.6 million shares of the company’s common stock were available for issuance under these plans. In addition, the directors stock plan provides that the number of shares available for issuance is automatically increased on the first day of each fiscal year by an amount equal to the greater of 160,000 shares or 0.18% of the shares of the company’s common stock outstanding on that date, subject to the board being authorized and empowered to select a smaller amount. If proposal 4 is approved by stockholders, this “evergreen” provision will be eliminated and the total number of shares authorized for issuance under the directors stock plan will be 1,440,000.

The company also has a 2003 stock option plan, under which stock options were issued in connection with our spin-off from Conexant (the “Distribution”). In the Distribution, each holder of a Conexant stock option (other than options held by persons in certain foreign locations) received an option to purchase a number of shares of the company’s common stock. The number of shares subject to, and the exercise prices of, the outstanding Conexant options and the company options were adjusted so that the aggregate intrinsic value of the options was equal to the intrinsic value of the Conexant option immediately prior to the Distribution and the ratio of the exercise price per share to the market value per share of each option was the same immediately before and after the Distribution. As a result of such option adjustments, we issued options to purchase an aggregate of approximately 29.9 million shares of our common stock to holders of Conexant stock options (including Mindspeed employees) under the 2003 stock option plan. There are no shares available for new stock option awards under the 2003 stock option plan. However, any shares subject to the unexercised portion of any terminated, forfeited or cancelled option are available for future option grants only in connection with an offer to exchange outstanding options for new options.

The company also maintains employee stock purchase plans for its domestic and foreign employees, under which 1.3 million shares are available for issuance. The employee stock purchase plans provide that the maximum number of shares under the plans is automatically increased on the first day of each fiscal year by an aggregate of 750,000 shares.

Stock Option Awards

Prior to fiscal 2006, stock-based compensation consisted principally of stock options. Eligible employees received grants of stock options at the time of hire; the company also made broad-based stock option grants covering substantially all employees annually. Stock option awards have exercise prices not less than the market price of the common stock at the grant date and a contractual term of eight or ten years, and are subject to time-based vesting (generally over four years). Except for the grant of options to purchase 100,000 shares of common stock made to Mr. Hamilton, no option grants were made to the company’s executive officers in fiscal 2006. The following table summarizes stock option activity under all plans (shares in thousands):

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Outstanding at September 30, 2003	30,466	$2.07
Granted	2,839	4.31
Exercised	(5,516)	2.04		$30,500,000
Forfeited or expired	(930)	2.53

Outstanding at September 30, 2004	26,859	2.30

Excercisable at September 30, 2004	17,722	2.13

Granted	3,143	2.26
Exercised	(1,188)	1.59		$900,000
Forfeited or expired	(2,734)	2.52

Outstanding at September 30, 2005	26,080	2.30

Excercisable at September 3, 2005	19,104	2.21

Granted	1,023	2.71
Exercised	(3,009)	1.76		$4,400,000
Forfeited or expired	(1,898)	3.18

Outstanding at September 30, 2006	22,196	$2.32	4.3 years	$1,900,000

Exercisable at September 30, 2006	18,672	$2.26	3.9 years	$1,400,000

As of September 30, 2006, there was unrecognized compensation expense of $2.1 million related to unvested stock options, which the company expects to recognize over a weighted-average period of 2.3 years.

The following table summarizes all options to purchase the company’s common stock outstanding at September 30, 2006 (shares in thousands):

	Outstanding			Exercisable
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Range of Exercise Prices	Shares	Life (Years)	Price	Shares	Price

$0.25 – $1.58	2,673	4.0	$1.04	1,826	$1.00
1.61 – 2.27	7,119	2.2	1.83	6,716	1.82
2.28 – 2.73	9,100	4.0	2.45	8,173	2.43
2.79 – 4.41	2,862	3.1	3.55	1,655	3.65
4.46 – 23.29	442	2.3	7.50	302	7.71
0.25 – 23.29	22,196	3.2	2.32	18,672	2.26

The outstanding stock options include options held by our employees to purchase an aggregate of 14.7 million shares of the company’s common stock, which are summarized in the following table (shares in thousands):

	Outstanding			Exercisable
		Average	Weighted-		Weighted-
		Remaining	Average		Average
	Number of	Contractual	Exercise	Number of	Exercise
Range of Exercise Prices	Shares	Life (Years)	Price	Shares	Price

$0.25 – $1.51	1,243	4.1	$1.10	751	$1.03
1.61 – 2.27	4,177	2.8	1.83	3,781	1.82
2.28 – 2.73	6,620	4.6	2.48	5,719	2.45
2.82 – 4.41	2,346	4.4	3.45	1,160	3.49
4.46 – 16.98	352	4.2	7.36	222	7.63

0.25 – 16.98	14,738	4.1	2.45	11,633	2.36

Restricted Stock Awards

The company’s stock incentive plans also provide for awards of restricted shares of common stock and other stock-based incentive awards and from time to time the company has used restricted stock awards for incentive or retention purposes. For fiscal 2006, we revised our compensation arrangements to consist principally of restricted stock awards. The majority of the restricted stock awards granted to executive officers in fiscal 2006 were intended to provide performance emphasis and incentive compensation through vesting tied to each executive officer’s performance against individual goals. As discussed below, additional restricted stock awards to certain senior management personnel have vesting tied to improvements in company operating performance, while the remainder of the restricted stock awards have time-based vesting periods. From time to time, we may also grant stock options or other stock-based awards for incentive or retention purposes. We expect to formally review, and may further revise, our compensation arrangements for fiscal 2007 and thereafter based on regular assessment of the effectiveness of our compensation arrangements and to keep our overall compensation package at market levels. At the direction of the committee, the consulting firm of Semler Brossy was engaged to review and critique the company’s fiscal year 2006 equity compensation programs, and Semler Brossy provided the committee guidance on structuring the company’s equity compensation program for fiscal year 2007.

Restricted stock grants totaled 4.2 million shares in fiscal year 2006, 421,000 shares in fiscal year 2005 and 51,000 shares in fiscal year 2004. In fiscal 2006, new awards of stock-based compensation have principally consisted of restricted stock awards. These awards principally consisted of broad-based grants covering substantially all employees. One broad-based grant was intended to provide performance emphasis and incentive compensation through vesting tied to each employee’s performance against individual goals. Certain senior management personnel also received additional restricted stock awards having vesting tied to the company’s achievement of a pro forma operating profit. All of these awards contained a requirement for continued service through November 8, 2006. Another broad-based grant of restricted stock was intended to provide long-term incentive compensation; these awards vest ratably over a period of four years, and require continued service.

The following table summarizes restricted stock award activity through November 30, 2006 (shares in thousands):

		Weighted-
	Number	Average
	of	Grant Date
	Shares	Fair Value

Nonvested shares at September 30, 2005	423	$2.13
Granted	4,165	$2.57
Vested	(541)	$2.42
Forfeited	(376)	$2.54

Nonvested shares at September 30, 2006	3,671	$2.54

Granted	1,700	$1.80
Vested	(1,850)	$2.30
Forfeited	(115)	$2.47
Nonvested shares at November 30, 2006	3,406	$2.30

Based on the compensation committee’s review of the performance of each of the executive officers against the stated individual performance goals and company operating performance for the 2006 fiscal year, the performance-based restricted stock granted to the executive officers vested in a range of 86% to 97% of the shares originally granted to the executive officers. The chief executive officer was granted a total of 200,000 shares of performance-based restricted stock for the 2006 fiscal year. Of these shares, 150,000 had vesting tied to individual performance goals and 50,000 had vesting tied to the company’s attainment of a pro forma operating profit. Based on the compensation committee’s review of the performance of the chief executive officer against his individual performance goals and company operating performance for the 2006 fiscal year, these grants vested as to 142,500 shares (for individual goals) and 50,000 shares (for company performance).

How does the company intend to comply with Section 162(m) of the Internal Revenue Code?

Section 162(m) of the Internal Revenue Code of 1986 places a limit of $1 million on the amount of compensation that may be deducted by the company in any year with respect to the chief executive officer and each of the company’s other four most highly paid executive officers. Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit. The 2003 long-term incentives plan has been approved by the company’s stockholders, so certain awards under the plan constitute performance-based compensation not subject to the deduction limit under Section 162(m).

How is the chief executive officer’s compensation tied to the company’s performance?

The company’s compensation program is designed to support the achievement of corporate and business objectives. Mr. Halim’s base salary and incentive target are determined in the same manner as described above for all executive officers. In setting compensation levels for the chief executive officer, the compensation committee considers data reflecting comparative compensation information from other peer companies for the prior year. For fiscal year 2006, Mr. Halim’s salary was restored to the $500,000 amount from which it had previously been reduced in fiscal year 2001, when an across-the-board as a result of the 10% reduction in the executive officers’ salaries took place. Mr. Halim was granted 313,334 shares of restricted stock during fiscal year 2006. Of these shares of restricted stock, 200,000 were performance-based shares (with vesting based on individual and company performance) and 113,334 had time-based vesting. Mr. Halim did not receive a cash bonus during this period.

Compensation and Management Development Committee

Donald R. Beall, Chairman
Donald H. Gips
Thomas A. Madden
Jerre L. Stead

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2006 about shares of our common stock that may be issued upon the exercise of options, warrants and rights granted under all of our existing equity compensation plans, including our 2003 long-term incentives plan, 2003 stock option plan, directors stock plan, 2003 employee stock purchase plan and 2003 non-qualified employee stock purchase plan.

	Number of Securities		Number of Securities
	to be Issued upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by stockholders
Stock plans	21,556,496	$2.28	5,530,191
Employee stock purchase plans	—	—	1,342,313	(1)
Directors stock plan	640,000	3.88	24,901	(2)
Equity compensation plans not approved by stockholders	—	—	—

Total	22,196,496	2.32	6,897,405

(1)	The 2003 employee stock purchase plan provides that the maximum number of shares under the plan is automatically increased on the first day of each fiscal year by an additional amount of 675,000 shares and the 2003 non-qualified employee stock purchase plan provides that the maximum number of shares under the plan is automatically increased on the first day of each fiscal year by an additional amount of 75,000 shares.

(2)	The directors stock plan provides that the maximum number of shares under the directors stock plan is automatically increased on the first day of each fiscal year by an additional amount equal to the greater of 160,000 shares or 0.18% of the shares of our common stock outstanding on that date, subject to the board being authorized and empowered to select a smaller amount. This proxy statement contains a description of proposal 4 that would amend the directors stock plan to eliminate this “evergreen” provision and set the authorized number of shares under the plan at 1,440,000.

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total stockholder return on our common stock against the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Electronic Components Index. The graph assumes that $100 was invested on June 30, 2003, the first day of public trading of our common stock, in each of our common stock, the Nasdaq U.S. Index and the Nasdaq Electronic Components Index and that all dividends were reinvested. No cash dividends have been paid or declared on our common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG MINDSPEED TECHNOLOGIES, INC., THE NASDAQ U.S. INDEX
AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

	Cumulative Total Return
	June 30,	September 30,	September 30,	September 30,	September 30,
	2003	2003	2004	2005	2006
	(Dollars)

Mindspeed Technologies, Inc.	$100.00	$199.63	$74.07	$89.26	$64.07
Nasdaq U.S. Index	100.00	110.10	116.97	133.50	140.80
Nasdaq Electronic Components Index	100.00	121.52	102.52	114.27	116.96

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control Agreements

We have entered into change of control employment agreements with certain key executives, including Messrs. Halim, Biddiscombe, Burns, Cormier, Hamilton, Medrek, Nesbit, Stites, and Yates. We had entered into the same agreement with Messrs. Carroll and Shamlou, however, such agreements terminated in connection with their resignation as executive officers of the company. Each employment agreement becomes effective upon a “change of control” of our company and provides for the continuing employment of the executive after the change of control on terms and conditions no less favorable than those in effect before the change of control. If we terminate the executive’s employment without “cause” or if the executive terminates his or her own employment for “good reason,” as defined in the employment agreement, the executive is entitled to severance benefits equal to a multiple of his or her annual compensation, including bonus, and continuation of certain benefits for two years. The multiple is three for Mr. Halim and two for the other executives. The executives are entitled to an additional payment, if necessary, to make them whole as a result of any excise tax imposed on certain change of control payments, subject to some minor adjustments.

For the purposes of the employment agreements, a “change of control” is defined generally as:

•	the acquisition by any individual, entity or group of beneficial ownership of 20% or more of either the then outstanding shares of our common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors;

•	a change in the composition of a majority of the board, which is not supported by the current board;

•	a major corporate transaction, such as a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets, which results in a change in the majority of the board or of more than 60% of our stockholders; or

•	approval by our stockholders of the complete liquidation or dissolution of our company.

Severance Arrangements

On June 26, 2006, we entered into a confidential severance agreement and general release with Daryush Shamlou in connection with his resignation as senior vice president and general manager, transmission solutions and corporate chief technical officer. The severance agreement provides that we will: (i) pay Mr. Shamlou severance at a rate equal to his then existing salary rate of $5,769 per week until April 30, 2007; (ii) continue paying Mr. Shamlou’s medical, dental, vision, life insurance, executive physical, health club and financial counseling benefits until April 30, 2008; and (iii) provide Mr. Shamlou with outplacement assistance at our expense. The severance agreement also provides that Mr. Shamlou will be placed on unpaid leave from May 1, 2007 through April 30, 2008, at which time all unvested stock options and restricted stock awards shall expire. Any vested stock options as of April 30, 2008, will be exercisable for a period of three months thereafter. In addition, the agreement provides that all of Mr. Shamlou’s fiscal year 2006 personal achievement restricted stock award is deemed earned. The severance agreement also contains Mr. Shamlou’s release of claims, including employment-related claims. Under the severance agreement, Mr. Shamlou has agreed to a limited non-competition provision and agreed not to solicit our employees for a period ending on April 30, 2009.

On August 27, 2006, we entered into an agreement with David Carroll in connection with his resignation as senior vice president, worldwide sales effective as of July 28, 2006. The agreement provides that Mr. Carroll would be placed on unpaid leave through January 31, 2007, at which time all unvested stock options and restricted stock awards shall expire. Any vested stock options as of January 31, 2007, will be exercisable for a period of three months thereafter. The agreement also contains Mr. Carroll’s release of claims against us and our affiliates, including employment-related claims. Under the agreement, Mr. Carroll agreed not to solicit or hire our employees for a period ending on July 31, 2007.

Indemnification Agreements

We entered into indemnification agreements with each of the directors and Mr. Biddiscombe. Each indemnification agreement provides that we will indemnify the director or executive from and against any expenses incurred by them as provided in Article III, Section 14 of our amended and restated bylaws (subject to the procedural provisions specified in our amended and restated bylaws) and, to the extent the laws of Delaware are amended to increase the scope of permissible indemnification, to the fullest extent of Delaware law.

Spin-off from Conexant

Warrant

In June 2003, Conexant completed the distribution to Conexant stockholders of all outstanding shares of our common stock. In connection with the spin-off, we issued to Conexant a warrant to purchase 30 million shares of our common stock at a price of $3.408 per share, exercisable for a period beginning one year and ending 10 years after the spin-off. Pursuant to a registration rights agreement between us and Conexant, we registered with the SEC the sale or resale of the warrants and the underlying shares of our common stock.

Common Directors

Mr. Decker is the chairman of the board and chief executive officer of Conexant and Messrs. Stead and Beall are directors of Conexant.

Sublease

In connection with the spin-off, we entered into a sublease with Conexant for our headquarters. In March 2005, we entered into an amended and restated sublease with Conexant. Rent payable under the amended and restated sublease is approximately $3.9 million annually, subject to annual increases of 3%, plus a prorated portion of operating expenses associated with the leased property. In addition, each year we may elect to purchase certain services from Conexant based on a prorated portion of Conexant’s actual costs. We paid Conexant $3,687,379 in rent and related operating expenses and a deposit of $328,333 during fiscal year 2005 and we paid Conexant $6,474,067 in rent and related operating expenses during fiscal year 2006.

Transition Services Agreement

In connection with the spin-off, we entered into a transition services agreement with Conexant relating to services to be provided by Conexant to us and by us to Conexant following the spin-off. During fiscal year 2006, net payments under the transition services agreement from Conexant to us were $64,000.

Patent License Agreement

In connection with the spin-off, we entered into a patent license agreement with Conexant relating to the allocation of certain rights relating to certain patents distributed to us in connection with the spin-off. During fiscal year 2006, Conexant paid us $47,321 for its share of the patent prosecution costs we incurred in connection with such patents in accordance with the patent license agreement.

Other Agreements

In connection with the spin-off, we also entered into with Conexant a distribution agreement regarding the transfer from Conexant to the company of the assets and liabilities of Conexant’s internet infrastructure business, a tax allocation agreement regarding the allocation of liabilities and obligations with respect to taxes and an employee matters agreement regarding employee benefit plans and compensation arrangements.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

The audit committee has furnished the following report on audit committee matters:

The audit committee assists the board in overseeing the accounting and financial reporting processes of the company and the audits of the financial statements of the company. The audit committee operates in accordance with a written charter which was adopted by the board; a copy of which is available on the company’s website (www.mindspeed.com). Management is responsible for the preparation, presentation and integrity of the company’s financial statements. Management is also responsible for establishing and maintaining adequate internal control over financial reporting and evaluating the effectiveness of the company’s internal control over financial reporting. The independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of the company’s financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States. Deloitte & Touche is also responsible for expressing opinions on management’s assessment of the effectiveness of the company’s internal control over financial reporting and on the effectiveness of the company’s internal control over financial reporting.

In this context, we met and held discussions throughout the year with management and Deloitte & Touche regarding the company’s financial statements, management’s assessment of the effectiveness of the company’s internal control over financial reporting and Deloitte & Touche’s evaluation of the company’s internal control over financial reporting. Management and Deloitte & Touche represented to us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis. We also discussed with Deloitte & Touche matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

We discussed with Deloitte & Touche such firm’s independence from the company and its management, including the matters, if any, in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We also considered whether Deloitte & Touche’s provision of audit and non-audit services to the company is compatible with maintaining independence.

We discussed with the company’s internal auditors and Deloitte & Touche the overall scope and plans for their respective audits. We met with the internal auditors and Deloitte & Touche to discuss the results of their examinations, the evaluations of the company’s internal controls, disclosure controls and procedures and the overall quality and integrity of the company’s financial reporting.

Based on the reviews and discussions referred to above, we have recommended to the board that the audited financial statements be included in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2006 and retained Deloitte & Touche as the independent registered public accounting firm for the fiscal year ending September 30, 2007.

Audit Committee

Thomas A. Madden, Chairman
Donald R. Beall
Ming Louie
Jerre L. Stead

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed by Deloitte & Touche LLP for professional services for fiscal year 2006 and fiscal year 2005 for the following services were:

Type of Fees	2006	2005

Audit fees(1)	$917,692	$963,226
Audit-related fees(2)	—	52,875
Tax fees(3)	19,796	38,010
All other fees	—	—

Total	$937,488	$1,054,111

(1)	Audit fees consisted of fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements, services normally provided in connection with statutory and regulatory filings and, for fiscal years 2005 and 2006, audit of our internal control over financial reporting and attestation of management’s report on the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consisted of fees for professional services rendered during fiscal year 2005 in connection with assisting us in complying with our obligations under Section 404 of the Sarbanes-Oxley Act and related regulations.

(3)	Tax fees consisted of fees for professional services rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval of Audit and Non-audit Services

The audit committee’s audit and non-audit services pre-approval policy provides for pre-approval of audit, audit-related, tax and all other services specifically described by the committee and individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy delegates to the chairman of the audit committee the authority to pre-approve non-audit services permitted by the Sarbanes-Oxley Act of 2002 up to a maximum for any one non-audit service of $50,000, provided that the chairman shall report any decisions to pre-approve such non-audit services to the full audit committee at its next regular meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Did all directors and executive officers comply with Section 16(a) reporting requirements?

Based upon a review of filings with the SEC and written representations that no other reports were required, we believe that all of our directors and executive officers complied during fiscal year 2006 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Stockholder Proposals

How may stockholders make proposals or director nominations for the 2008 annual meeting?

Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2008 annual meeting may do so by submitting the proposal in writing to Secretary, Mindspeed Technologies, Inc., 4000 MacArthur Boulevard, East Tower, Newport Beach, California 92660. To be eligible for inclusion in our proxy statement, stockholder proposals must be received no later than September 28, 2007 and it must comply with all applicable SEC requirements. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

Our amended and restated bylaws also establish an advance notice procedure with regard to nominations of persons for election to the board and stockholder proposals to be brought before an annual meeting. Stockholder proposals and nominations may not be brought before the 2008 annual meeting unless, among other things, the stockholder’s submission contains certain information concerning the proposal or the nominee, as the case may be, and other information specified in our amended and restated bylaws, and the stockholder’s submission is received by us no earlier than the close of business on November 6, 2007, and no later than December 6, 2007. However, if the date of our 2008 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2007 annual meeting, this information must be delivered not earlier than the close of business on the 120th day prior to the 2008 annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of the 2008 annual meeting. Proposals or nominations not meeting these requirements will not be entertained at the 2008 annual meeting. Stockholders recommending candidates for consideration by the governance and board composition committee must provide the candidate’s name, biographical data and qualifications. Any such recommendation should be accompanied by a written statement from the individual of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director. These requirements are separate from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement. A copy of the full text of these bylaw provisions may be obtained on our website (www.mindspeed.com) or by writing to our secretary at the address above.

Proxy Solicitation Costs and Potential Savings

Who pays for the proxy solicitation costs?

We will bear the entire cost of proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. One or more of telephone, email, telegram, facsimile or personal solicitation by our directors, officers or regular employees may supplement solicitation of proxies by mail. No additional compensation will be paid for such services. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be material.

What is “householding” of proxy materials and can it save the company money?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our secretary at the address above or by calling (949) 579-6283.

Annual Report on Form 10-K and Financial Statements

How will I receive the annual report?

We have wrapped together the notice of the annual meeting, the chief executive officer’s letter to stockholders, this proxy statement and our 2006 annual report on Form 10-K in one document. Additional exhibits to the Form 10-K not included in this mailing are available electronically at www.sec.gov. We will also furnish desired exhibits upon written request and payment of a fee of 10 cents per page covering our duplicating costs. Written requests should be directed to our secretary at the address above. Our 2006 annual report on Form 10-K (including exhibits thereto) and this proxy statement are also available on our website (www.mindspeed.com).

Code of Ethics

Does the company have a code of ethics and how may I obtain a copy?

We have adopted a code of ethics entitled “Standards of Business Conduct,” that applies to all employees, including our executive officers and directors. A copy of the standards of business conduct is posted on our website (www.mindspeed.com). In addition, we will provide to any person without charge a copy of the standards upon written request to our secretary at the address above. In the event that we make any amendment to, or grant any waiver from, a provision of the standards of business conduct that requires disclosure under applicable rules, we will disclose such amendment or waiver and the reasons therefor as required by the SEC and NASDAQ.

Other Business

Will there be any other business conducted at the annual meeting?

As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

PROPOSAL 1 — ELECTION OF DIRECTORS

As mentioned above under the caption “Election of Directors,” the board nominates Messrs. Beall, Gips and Stead for election to the board, each for a three year term expiring at our annual meeting in 2010. Unless marked otherwise, proxies received will be voted FOR the election of these three nominees, who currently serve as directors. If any such nominee for the office of director is unwilling or unable to serve as a nominee for the office of director at the time of the annual meeting, the proxies may be voted either for a substitute nominee designated by the proxy holders or by the board to fill such vacancy, or for the other nominee only, leaving a vacancy. The board has no reason to believe that either nominee will be unwilling or unable to serve if elected as a director.

The board recommends that stockholders vote “FOR” approval of Proposal 1 — the election of Messrs. Beall, Gips and Stead as our directors expiring at our annual meeting in 2010.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007. Services provided to our company and its subsidiaries by Deloitte & Touche LLP in fiscal year 2006 are described under the caption “Principal Accountant Fees and Services” above. Additional information regarding our independent registered public accounting firm is provided in the report of the audit committee above. Representatives of Deloitte & Touche LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The board recommends that stockholders vote “FOR” approval of Proposal 2 — ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2007.

In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee and the board, but not resubmitted for approval by the company’s stockholders.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO 2003 LONG-TERM INCENTIVES PLAN

The company’s stockholders are being asked to act upon a proposal to approve the amendment of the company’s 2003 long-term incentives plan. The proposed amendment has been approved by the board of directors and the board has directed that the proposed amendment be submitted to the company’s stockholders for approval. The proposed amendment to the 2003 long-term incentives plan replaces references to the American Stock Exchange with the Nasdaq Stock Market and provides for an increase in the number of shares of the company’s common stock reserved for issuance under the 2003 long-term incentives plan from 18 million shares to 19.3 million shares. The proposed amendment to the plan adds restricted stock units as a new type of award that may be granted under the plan. These restricted stock units are awards that may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the compensation committee and which may be settled for cash, common stock, other securities or a combination of the foregoing as established by the compensation committee. The amendment clarifies that awards of unrestricted stock may include awards that are conditioned upon the achievement of performance or other vesting requirements (as may be established by the compensation committee) prior to the delivery of such shares of unrestricted stock. The proposed amendment also provides that, subject to the maximum number of shares available under the plan, the number of shares available for restricted stock awards and restricted stock units (to the extent they are settled in stock) would increase from 8 million to 10 million, the number of shares available for unrestricted stock awards would decrease from 8 million to 2 million, and the number of shares available for stock appreciation rights awards would remain at 50,000.

Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of the company’s common stock present or represented and entitled to vote on this proposal at the annual meeting. Broker non-votes will not be considered in the voting, and as such each broker non-vote will have no effect on the passage of this proposal.

If and when the amendment is approved by the stockholders, it will be effective immediately and the company will have an increased number of shares of the company’s common stock available under the 2003 long-term incentives plan, which is consistent with the company’s objective and consistent with its overall business plan. The board believes that the approval of the proposed amendment to the 2003 long-term incentives plan is essential to the company’s continued success. The company is focused on building a culture of employee ownership, and equity awards are a key part of that culture. The company relies significantly on equity incentives to attract, motivate and retain the executive, engineering, marketing, sales and other personnel necessary to successfully develop, introduce and support complex products under competitive market conditions. Each of our employees, including our executive officers, is eligible to participate in the company’s 2003 long-term incentives plan. Equity incentives are a primary and critical component of the company’s compensation mix because they allow the company to limit cash compensation, and instead use limited cash resources for necessary capital investments, research and development, marketing and other business development activities. The board believes that an increase in the number of shares of common stock available under the 2003 long-term incentives plan is necessary for the company to remain competitive in its compensation practices. The 2003 long-term incentives plan is designed to benefit both employees and other stockholders. We believe our stockholders benefit because the company’s employees are focused on long-term company success, and employees benefit because they get to share in the success they help create.

If proposal 3 is adopted, an additional 1.3 million shares of the company’s common stock will be reserved for issuance under the 2003 long-term incentives plan (subject to adjustment in the event of a stock split, stock dividend or other similar change in the common stock or capital structure of the company) bringing the total number of shares authorized for issuance under the plan to 19.3 million shares, and, subject to the maximum number of shares available under the plan, the number of shares available for restricted stock awards and restricted stock units will be increased from 8 million to 10 million, the number of shares available for unrestricted stock awards will be decreased from 8 million to 2 million and the number of shares available for stock appreciation rights awards will remain at 50,000.

The board recommends a vote “FOR” approval of Proposal 3 — the amendment of the 2003 long-term incentives plan.

The general description of the principal terms of the proposed amendment to the 2003 long-term incentives plan set forth above under proposal 3 is qualified in its entirety by reference to the proposed amended and restated 2003 long-term incentives plan, a copy of which is attached to this proxy statement as Appendix “B.”

PROPOSAL 4 — APPROVAL OF AMENDMENT TO DIRECTORS STOCK PLAN

General

The company’s stockholders are being asked to act upon a proposal to approve the amendment of the company’s directors stock plan. The proposed amendment has been approved by the board of directors and the board has directed that the proposed amendment be submitted to the company’s stockholders for approval. The proposed amendment to the directors stock plan replaces references to the American Stock Exchange with the Nasdaq Stock Market throughout and it eliminates the “evergreen” provision that automatically increased the number of shares available under the plan at the beginning of each fiscal year by the greater of 160,000 shares or 0.18% of the total number of shares outstanding on the first day of such fiscal year. The proposed amendment changes the authorized number of shares under the plan to 1,440,000 instead of the original 400,000 shares, as increased annually by the “evergreen” provision (as of November 29, 2006, the total number of shares authorized under the plan was 967,311). The proposed amendment also provides that shares delivered under the plan that are forfeited or otherwise terminated will be available for subsequent grants under the plan. Also, the proposed amendment retains the stock option grant provisions for the company’s directors, which provide a grant of options to purchase 40,000 shares of the company’s common stock upon appointment as a director and an annual grant to purchase 20,000 shares of the company’s common stock following each annual meeting of stockholders, both at the fair market value of the company’s common stock on the date of grant, and the proposed amendment adds an additional annual grant of specially restricted shares in an amount equal to the lesser of: (i) 15,000 restricted shares, or (ii) the number of restricted shares (rounded to nearest whole share) equal to $45,000 divided by the closing price of the company’s common stock on the date of grant.

These specially restricted shares will have all the attributes of outstanding common stock, such as the right to vote the shares and receive dividends thereon, except that the owner of these restricted shares will have no right to transfer the shares until ten days after (i) the recipient retires from our board of directors after attaining age 55 and completing at least five years of service as a director or (ii) the recipient resigns from the board or ceases to be a director by reason of antitrust laws, compliance with the company’s conflict of interest policies, death, disability or other circumstances the board determines not to be adverse to the best interests of the company.

Amended Plan Benefits

Pursuant to the directors stock plan, each of our non-employee directors receives an annual grant of 20,000 shares of the company’s common stock immediately following each annual meeting of stockholders, which options are exercisable generally in annual installments on the first four anniversaries of the date of grant. In addition, the amendment to the directors stock plan provides for an annual grant commencing in 2007 of specially restricted shares of common stock in an amount equal to the lesser of (i) 15,000 restricted shares or (ii) the number of restricted shares (rounded to the nearest whole share) equal to $45,000 divided by the closing price of our common stock on the date of grant. These additional grants of restricted shares will be made immediately after each annual meeting of stockholders to each non-employee director who was elected at, or who was previously elected and continues to serve as a director after, that annual stockholder meeting.

Except with respect to the annual grant of options and restricted shares under the directors stock plan described above, the number of additional awards (if any) that any director may receive under the directors stock plan is at the discretion of the board of directors or the compensation committee and therefore cannot be determined in advance. The company’s current non-employee directors, as a group, are expected to receive the following awards under this plan in the 2007 fiscal year:

Amended Plan Benefits
Directors Stock Plan

		Number of
	Number of	Restricted
	Options	Shares

All current directors who are not executive officers, as a group (7 persons)	140,000	105,000	(1)

(1)	Pursuant to the terms of the directors stock plan, as amended, the number of restricted shares to be granted annually is the lesser of (i) 15,000 restricted shares or (ii) the number of restricted shares (rounded to the nearest whole share) equal to $45,000 divided by the closing price of our common stock on the date of grant.

Approval of the proposed amendment to the directors stock plan requires the affirmative vote of the holders of a majority of the shares of the company’s common stock present or represented and entitled to vote on this proposal at the annual meeting. Broker non-votes will not be considered in the voting, and as such each broker non-vote will have no effect on the passage of this proposal.

If and when the amendment is approved by the stockholders, it will be effective immediately and the company will have a fixed, but increased number of shares of the company’s common stock available under the directors stock plan, which is consistent with the company’s objective and consistent with its overall business plan. The board believes that the approval of the proposed amendment to the directors stock plan is essential to the company’s strategy of aligning its directors’ interests with the company’s success.

The board recommends a vote “FOR” approval of Proposal 4 — the amendment of the directors stock plan.

The general description of the principal terms of the proposed amendment to the directors stock plan set forth above under proposal 4 is qualified in its entirety by reference to the proposed amended and restated directors stock plan, a copy of which is attached to this proxy statement as Appendix “C,” which is incorporated herein by reference.

APPENDIX A

MINDSPEED TECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER
(Amended as of November 16, 2006)

I.  Authority and Purpose

The Audit Committee has been constituted by the Board of Directors (the “Board”) to assist the Board in overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation. The Audit Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe. The Committee is expressly vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All powers of the Committee are subject to the restrictions designated in the Corporation’s Bylaws and applicable law.

II.  Membership

The Committee shall consist of no fewer than three members. Each member of the Committee shall meet as determined by the Board the independence and other requirements, including restrictions on compensation and affiliation prohibitions, of The Nasdaq Stock Market LLC (“Nasdaq”), any other applicable laws or regulatory requirements, including Nasdaq Rules 4200(a)(15) and 4350(d)(2) (subject to the exception provided in Nasdaq Rule 4350(d)(2)(B) and the cure period in Nasdaq Rule 4350(d)(4)), and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the standards established by the Board from time to time. No Committee member shall have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation at any time during the prior three years.

Committee members shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Committee members may be removed at any time by vote of the Board.

At least one member of the Committee shall as determined by the Board be an audit committee “financial expert,” as defined in Item 401(h) of Regulation S-K.

Each member of the Committee must be able to read and understand fundamental financial statements, including a corporation’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, other senior official with financial oversight responsibilities, or an active participant on one or more public corporation audit committees, as the Board interprets such qualification in its business judgment.

III.	Structure and Meetings.

The Committee shall conduct its business in accordance with this Charter, the Corporation’s Bylaws and any direction from the Board.

The Committee Chairperson shall be designated by the Board, or, if it does not do so, the Committee members shall elect a Chairperson by a vote of the majority of the full Committee.

The Committee will meet on at least a quarterly basis. The Committee may establish its own schedule, and if it does so, will provide such schedule to the Board in advance. The Chairperson or a majority of the members of the Committee may call meetings of the Committee upon such notice as is required for special Board meetings in accordance with the Corporation’s Bylaws. The Committee shall conduct periodic separate executive sessions with management, with the Corporation’s chief internal audit executive, and with the Corporation’s registered public accounting firm. A majority of the Committee, but not less than two members, shall constitute a quorum for the transaction of business. Unless the Committee by resolution determines otherwise, any action required or permitted to be taken by the Committee may be taken without a meeting if all members of the Committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of the proceedings of the Committee. As necessary or desirable, the Chairperson of the Committee may require that any other Director, officer or employee of the Corporation, or other persons whose advice and counsel are sought by the Committee, be present at meetings of the Committee. Members of the Committee may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and such participation shall constitute presence in person at such meeting.

The Committee Chairperson will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting. The Chairperson of the Committee (or other member designated by the Chairperson or the Committee in the Chairperson’s absence) shall regularly report to the full Board on its proceedings and any actions that it takes. The Committee will maintain written minutes of its meetings (in paper or electronic form), which minutes will be maintained with the books and records of the Corporation.

IV.	Duties and Responsibilities

The Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure that it meets its duties and responsibilities. The Audit Committee shall report to the Board and shall have the following duties and responsibilities:

1) Be directly responsible for the appointment, compensation, retention, and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and any such firm regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. The registered public accounting firm shall directly report to the Audit Committee.

2) Review with the registered public accounting firm and management:

a) the registered public accounting firm’s audit of the financial statements and report thereof;

b) the scope of the audits of the books, records, accounts and financial statements of the Corporation and its subsidiaries during the course of the registered public accounting firm’s annual audit of the Corporation’s financial statements;

c) critical accounting policies, alternative treatments of financial information and other material written communications between the registered public accounting firm and management;

d) the Corporation’s quarterly and annual financial statements and related notes before their release;

e) the adequacy of the Corporation’s system of internal controls over financial reporting and any recommendations of the registered public accounting firm with respect thereto;

f) any deficiency in, or suggested improvement to, the procedures or practices employed by the Corporation as reported by the registered public accounting firm in its annual management letter;

g) any comments the registered public accounting firm may have regarding the audit restrictions, if any, imposed on its work and the cooperation it received during the audit;

h) the matters required to be discussed by the Committee under Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended from time to time, which includes but is not limited to such communications concerning concepts of materiality, significant unusual transactions, accounting estimates and audit adjustments;

i) the effect or potential effect of any material off-balance sheet structures on the Corporation’s financial statements;

j) alternative treatments of financial information within GAAP discussed with management by the Corporation’s registered public accounting firm, as well as ramifications of alternative treatments, and such firm’s preferred treatment;

k) a formal written statement prepared by the registered public accounting firm delineating all relationships between the registered public accounting firm and the Corporation consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); to actively engage in a dialogue with such firm with respect to any disclosed relationships or services that may impact the objectivity and independence of the registered public accounting firm; and to take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of such firm; and

l) any other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

3) Review and pre-approve all audit and non-audit services performed by the Corporation’s registered public accounting firm, or other accounting firms, other than as may be allowed by applicable law. The Committee may delegate to one or more designated Committee members the authority to grant the preapprovals required by the foregoing sentence. The decision of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings. Preapproval authority may not be delegated to management.

4) Review and approve the appointment or change of the Corporation’s Director of Internal Audit (however titled, the “internal auditor”) and review with the internal auditor:

a) the scope of the annual internal audit plan and the results of completed internal audits; and

b) any comments the internal auditor may have on (i) major issues related to the Corporation’s internal controls, financial reporting or internal audit activities, (ii) restrictions, if any, imposed thereon, (iii) management’s response with respect thereto, and (iv) any material disagreements with respect thereto.

5) Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting and auditing matters.

6) Review and approve or disapprove any proposed related party transactions (unless such transactions are approved by another independent body of the Board).

7) Make a recommendation to the Board whether or not the audited financial statements should be included in the Corporation’s Annual Report or Form 10-K.

8) Recommend to the Board policies regarding the hiring of employees and former employees of the Corporation’s registered public accounting firm.

9) At least annually, receive and review: (a) a report by the Corporation’s registered public accounting firm describing the independent registered public accounting firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, peer review or Public Company Accounting Oversight Board (PCAOB) review, of the registered public accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the registered public accounting firm.

10) On a quarterly basis, review and discuss with the registered public accounting firm, management (including the Corporation’s Chief Executive Officer and Chief Financial Officer) and the Corporation’s internal auditor, as appropriate, the following:

a) the principal executive officer and principal financial officer certifications required to be made in connection with the Corporation’s periodic reports under the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002;

b) all significant deficiencies in the design or operation of internal controls over financial reporting which could adversely affect the Corporation’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls over financial reporting identified by the Corporation’s registered public accounting firm;

c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls over financial reporting; and

d) any significant changes in internal controls over financial reporting or in other factors that could significantly affect internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

11) Discuss with management the Corporation’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

12) Annually, obtain a written report from management on the effectiveness of internal controls over financial reporting, including controls over financial reporting designed to prevent or mitigate financial statement fraud, and review the effectiveness of internal controls over financial reporting with management, the Corporation’s internal auditor and registered public accounting firm.

13) Discuss the Corporation’s policies for financial risk assessment and management, including accounting and audit related exposure, and the steps management has taken to monitor and control such exposures. The Committee shall discuss guidelines to govern the policies by which financial risk assessment and management is undertaken.

14) Meet periodically with the Chief Financial Officer, the internal auditors and the registered public accounting firm in separate executive sessions.

15) Prepare the Audit Committee report in the Corporation’s proxy statement in accordance with SEC requirements.

The Committee relies on the expertise and knowledge of management, the internal auditor, and the registered public accounting firm in carrying out its oversight responsibilities. Management of the Corporation is responsible for determining that the Corporation’s financial statements are fairly stated, complete, accurate and in accordance with generally accepted accounting principles. The registered public accounting firm is responsible for auditing the Corporation’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete, accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations of the Corporation’s internal policies, procedures and controls.

Nothing contained in the Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the members of the Committee to rely, in discharging their oversight role, on the records of the Corporation and on other information presented to the Committee, Board of Directors or Corporation by its officers or employees or by outside experts such as the registered public accounting firm.

V.	Review and Assessment

The Committee shall annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board for approval. The Committee shall also perform periodic examinations, no less than annually, of its specific duties and responsibilities as set forth in this Charter.

VI.	Committee Resources

The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered, without the approval of the Board, to engage and compensate independent legal, accounting and other advisors, as it determines necessary to carry out its duties. The Committee shall receive appropriate funding, as determined by the Committee, from the Corporation for payment of: (A) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation; (B) compensation to any advisor employed by the Committee; and (C) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee may form and delegate authority to subcommittees when appropriate.

APPENDIX B

Mindspeed Technologies, Inc.

2003 Long-Term Incentives Plan,
as amended and restated

Section 1:  Purpose

The purpose of the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (as amended and restated, the “Plan”) is to provide incentive compensation to officers, executives and other employees, and prospective employees, contractors and consultants of the Company and its Subsidiaries; to attract and retain individuals of outstanding ability; and to align the interests of such persons with the interests of the Company’s shareholders.

Section 2:  Definitions

The following terms, as used herein, shall have the meaning specified:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means a letter to a Participant, together with the terms and conditions applicable to an Award granted to the Participant, issued by the Company, as described in Section 6.

“Board of Directors” means the Board of Directors of the Company as it may be comprised from time to time.

“Code” means the Internal Revenue Code of 1986, and any successor statute, as it or they may be amended from time to time.

“Committee” means the Compensation and Management Development Committee of the Board of Directors as it may be comprised from time to time or another committee of the Board of Directors designated by the Board of Directors to administer the Plan.

“Company” means Mindspeed Technologies, Inc., a Delaware corporation, and any successor corporation.

“Conexant” means Conexant Systems, Inc., a Delaware corporation, and any successor corporation.

“Employee” means, subject to the exclusions set forth below, an individual who was hired (and advised that he or she was being hired) directly by the Company or a Subsidiary as a regular employee and who at the time of grant of an Award performs regular employment services directly for the Company or a Subsidiary, but shall not include (a) members of the Board of Directors who are not also employees of the Company or a Subsidiary or (b) any individuals who work, or who were hired to work, or who were advised that they work: (i) as independent contractors or employees of independent contractors; (ii) as temporary employees, regardless of the length of time that they work at the Company or a Subsidiary; (iii) through a temporary employment agency, job placement agency, or other third party; or (iv) as part of an employee leasing arrangement between the Company or a Subsidiary and any third party. For the purposes of the Plan, the exclusions described above shall remain in effect even if the described individual could otherwise be construed as an employee under any applicable common law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

“Executive Officer” means an Employee who is an executive officer of the Company as defined in Rule 3b-7 under the Exchange Act (or any successor provision).

“Fair Market Value” means the closing sale price of the Stock as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Stock has been duly listed and approved for quotation and trading on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale.

“Incentive Stock Option” means an option to purchase Stock that is granted pursuant to Section 4(b) or pursuant to any other plan of the Company or a Subsidiary that complies with Code Section 422.

“Mindspeed Distribution Date” means the date on which Conexant completes the pro rata distribution of all outstanding Stock to Conexant shareowners.

“Non-Employee” means an individual who at the time of grant of an Award (a) has been extended an offer of employment with the Company or a Subsidiary but who has not yet accepted the offer and become an Employee, or (b) performs consulting, contracting or other services for the Company or a Subsidiary other than in a capacity as an Employee or who has been extended an offer to perform consulting, contracting or other services for the Company or a Subsidiary, but shall not include members of the Board of Directors.

“Non-Qualified Stock Option” shall have the meaning set forth in Section 4(a).

“Participant” means any Employee or Non-Employee who has been granted an Award pursuant to the Plan.

“Restricted Stock” shall have the meaning set forth in Section 4(c).

“Restricted Stock Units” shall have the meaning set forth in Section 4(f).

“SARs” shall have the meaning set forth in Section 4(e).

“Stock” means shares of common stock, par value $.01 per share, of the Company, or any security of the Company issued in substitution, exchange or lieu thereof.

“Subsidiary” means any corporation or other entity in which the Company, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity.

“Ten-Percent Shareholder” means any person who owns, directly or indirectly, on the relevant date, securities having ten percent (10%) or more of the combined voting power of all classes of the Company’s securities or of its parent or subsidiaries. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code Section 424(d) shall apply.

“Unrestricted Stock” shall have the meaning set forth in Section 4(d).

Section 3:  Eligibility

Persons eligible for Awards shall consist of Employees and Non-Employees whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Company and/or a Subsidiary. Notwithstanding the foregoing, only Employees will be eligible for Awards of Incentive Stock Options, Restricted Stock, Restricted Stock Units and/or Unrestricted Stock under the Plan and only Employees who are foreign nationals or employed outside the United States will be eligible for Awards of SARs under the Plan.

Section 4:  Awards

The Committee may grant any of the following types of Awards, either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:

a. Non-Qualified Stock Options.  A “Non-Qualified Stock Option” is an Award to an Employee or Non-Employee in the form of an option to purchase a specific number of shares of Stock exercisable at such time or times, and during such specified time not to exceed ten (10) years, as the Committee may determine, at a price not less than 100% of the Fair Market Value of the Stock on the date the option is granted.

(i) The purchase price of the Stock subject to the option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender of Stock (the value of such Stock shall be its Fair Market Value on the date of exercise), or through a combination of Stock and cash, or through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.

(ii) Without limiting the foregoing, the Committee may permit Participants, either on a selective or aggregate basis, to simultaneously exercise options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such Stock and any applicable withholding taxes.

b. Incentive Stock Options.  An Incentive Stock Option is an Award to an Employee in the form of an option to purchase a specified number of shares of Stock that complies with the requirements of Code Section 422, which option shall, subject to the following provisions, be exercisable at such time or times, and during such specified time, as the Committee may determine.

(i) The aggregate Fair Market Value (determined at the time of the grant of the Award) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.

(ii) No Incentive Stock Option may be granted under the Plan after June 27, 2013.

(iii) No Incentive Stock Option may be exercisable more than:

(A) in the case of an Employee who is not a Ten-Percent Shareholder on the date the option is granted, ten (10) years after the date the option is granted, and

(B) in the case of an Employee who is a Ten-Percent Shareholder on the date the option is granted, five (5) years after the date the option is granted.

(iv) The exercise price of any Incentive Stock Option shall not be less than:

(A) in the case of an Employee who is not a Ten-Percent Shareholder on the date the option is granted, the Fair Market Value of the Stock subject to the option on such date; and

(B) in the case of an Employee who is a Ten-Percent Shareholder on the date the option is granted, 110% of the Fair Market Value of the Stock subject to the option on such date.

(v) The Committee may provide that the exercise price of an Incentive Stock Option may be paid by one or more of the methods available for paying the exercise price of a Non-Qualified Stock Option.

c. Restricted Stock.  Restricted Stock is an Award of Stock that is issued to an Employee subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine. Subject to such restrictions, a Participant as owner of shares of Restricted Stock shall have the rights of a holder of shares of Stock, except that the Committee may provide at the time of the Award that any dividends or other distributions paid on the Restricted Stock while subject to such restrictions shall be accumulated or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Company’s sole discretion, (i) shall be held in book-entry form subject to the Company’s instructions until the restrictions relating thereto lapse, or (ii) shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Company until the restrictions relating thereto lapse, and the Participant shall deliver to the Company a stock power endorsed in blank relating to the Restricted Stock.

d. Unrestricted Stock.  Unrestricted Stock is an Award of Stock that is issued to an Employee without any restrictions, as the Committee in its sole discretion shall determine, including the issuance of Unrestricted Stock pursuant to awards conditioned upon the achievement of performance or other vesting requirements (as may be established by the Committee) prior to the delivery of such Unrestricted Stock. A Participant shall not be required to make any payment for Unrestricted Stock. Upon receipt of shares of Unrestricted Stock, the Participant as owner of such shares shall have the rights of a holder of shares of Stock, including the right to vote the Unrestricted Stock and to receive dividends and distributions thereon.

e. Stock Appreciation Rights (SARs).  A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of shares of Stock from the date of grant of the SAR to the date on which the Employee exercises the SAR. The payment to which the Employee is entitled on exercise of a

SAR may be in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as the Committee may determine.

f. Restricted Stock Units.  A Restricted Stock Unit is an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Committee and which may be settled for cash, Stock or other securities or a combination of cash, Stock or other securities as established by the Committee.

Section 5:  Shares of Stock Available Under Plan

a. Subject to adjustment as set forth in Section 9, the maximum number of shares of Stock that may be delivered pursuant to the Plan shall be 19,300,000 (nineteen million three hundred thousand). Subject to the maximum number of shares available under the Plan, no more than 10,000,000 (ten million) shares shall be available for Awards of Restricted Stock and Restricted Stock Units (to the extent settled in Stock), no more than 2,000,000 (two million) shares shall be available for Awards of Unrestricted Stock, and SARs shall be granted with respect to no more than 50,000 (fifty thousand) shares of Stock. No single Participant shall receive, in any one calendar year, Awards which, over any three-year period, exceed a per-year average of (i) options (whether Non-Qualified Stock Options or Incentive Stock Options) with respect to 900,000 (nine hundred thousand) shares of Stock, (ii) 250,000 (two hundred fifty thousand) shares of Restricted Stock and Restricted Stock Units (to the extent settled in Stock) or (iii) 250,000 (two hundred fifty thousand) shares of Unrestricted Stock, in each case subject to adjustment as set forth in Section 9.

b. Shares of Stock with respect to the unexercised, undistributed or unearned portion of any terminated or forfeited Award shall be available for further Awards in addition to the shares of Stock available under Section 5(a). Additional rules for determining the number of shares of Stock granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.

c. The Stock that may be delivered pursuant to an Award under the Plan may be treasury or authorized but unissued Stock, or Stock may be acquired, subsequently or in anticipation of the transaction, in the open market to satisfy the requirements of the Plan.

Section 6:  Award Agreements.

Each Award under the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall set forth the number of shares of Stock subject to the Award and shall include the terms set forth below and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Notwithstanding the foregoing, the provisions of subsection (b) below may be modified to the extent deemed advisable by the Committee in Award Agreements pertaining to Non-Employees providing consulting, contracting or other services to the Company or a Subsidiary. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.

a. Assignability.  A provision setting forth the conditions pursuant to which an Award may be assigned or transferred.

b. Termination of Employment.

(i) A provision describing the treatment of an Award in the event of the Retirement, Disability, death or other termination of a Participant’s employment with the Company or a Subsidiary, including, but not limited to, the definitions of Retirement and Disability and terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment due to Retirement, Disability or death prior to the satisfaction of applicable conditions and restrictions associated with their Awards may be entitled to prorated Awards as and to the extent determined by the Committee.

(ii) A provision describing the treatment of an Award in the event of (A) a transfer of an Employee from the Company to a Subsidiary or an affiliate of the Company, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Company to another or (B) a leave of absence, duly authorized in writing by the Company.

(iii) A provision stating that in the event the Participant’s employment is terminated for Cause (as defined in the Award Agreement), anything else in the Plan or Award Agreement to the contrary notwithstanding, all Awards granted to the Participant shall immediately terminate and be forfeited.

c. Rights as a Shareholder.  A provision stating that a Participant shall have no rights as a shareholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 9, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.

d. Withholding.  A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award. A Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be delivered to the Company or deducted from the payment or, in accordance with Section 4(a)(ii), sold to satisfy the obligation in full or in part. If such tax withholding obligation is paid in shares of Stock, tax amounts shall be limited to the statutory minimum as required by law.

e. Treatment of Options.  Each Award of an option shall state whether it will or will not be treated as an Incentive Stock Option.

f. Performance Conditions.  The Committee may condition, or provide for the acceleration of, the exercisability or vesting of any Award upon such prerequisites as it, in its sole discretion, deems appropriate, including, but not limited to, achievement of specific objectives, whether absolute or relative to a peer group or index designated by the Committee, with respect to one or more measures of the performance of the Company and/or one or more Subsidiaries, including, but not limited to, earnings per share, revenue, net income (whether before or after extraordinary items), net operating income, earnings before interest, taxes, depreciation and amortization (EBITDA), stock price and total shareholder return. Such performance objectives shall be determined in accordance with the Company’s audited financial statements, to the extent applicable, and so that a third party having knowledge of the relevant facts could determine whether such performance objectives are met.

Section 7:  Amendment and Termination

The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part, provided, however, that no such action shall be effective without the approval of the shareholders of the Company to the extent that such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided, further, that subject to Section 9, no such action shall impair the rights of any holder of an Award without the holder’s consent. The Committee may at any time alter or amend any or all Awards and Award Agreements under the Plan to the extent permitted by law, except that, subject to the provisions of Section 9, no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Notwithstanding the foregoing, no such action may, without approval of the shareholders of the Company, increase the number of shares of Stock with respect to which Awards may be granted or reduce the exercise price of any Option or SAR below Fair Market Value on the date of grant.

Section 8:  Administration

a. The Plan and all Awards shall be administered by the Committee. The members of the Committee shall be designated by the Board of Directors from among its members who are not eligible for Awards under the Plan.

b. Any member of the Committee who, at the time of any proposed grant of one or more Awards, is not a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i) under the Exchange Act (or any successor provision) shall abstain from and take no part in the Committee’s action on the proposed grant.

c. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

d. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional fees.

e. The Committee may appoint such accountants, counsel and other experts as it deems necessary or desirable in connection with the administration of the Plan. Subject to the express provisions of the Plan, the Committee may delegate to the officers or employees of the Company and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose.

f. The Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the U.S. Without limiting the foregoing, the Committee may authorize supplementary plans applicable to Employees subject to the tax laws of one or more countries other than the United States in order to provide for the grant of Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Unrestricted Stock or SARs to such Employees on terms and conditions, consistent with the Plan, determined by the Committee which may differ from the terms and conditions of other Awards in those forms pursuant to the Plan for the purpose of complying with the conditions for qualification of Awards for favorable treatment under foreign tax laws.

g. Subject to the express provisions of the Plan, the Committee shall have the power (i) to implement (including the power to delegate such implementation to appropriate officers of the Company), interpret and construe the Plan and Awards and Award Agreements or other documents defining the rights and obligations of the Company and Participants hereunder and thereunder, (ii) to determine all questions arising hereunder and thereunder, and (iii) to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Committee of any provisions of the Plan or of any Award or Award Agreement shall be conclusive and binding. Any action taken by, or inaction of, the Committee relating to the Plan or any Award or Award Agreement shall be within the discretion of the Committee and shall be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Committee may act in its discretion in matters related to the Plan and any and all Awards and Award Agreements. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Employees and Non-Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

h. It is the intent of the Company that the Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Executive Officers, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act.

i. The Committee may delegate, and revoke the delegation of, all or any portion of its authority and powers under the Plan to the Chief Executive Officer of the Company, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards to the extent (i) related to Awards granted to Executive Officers, (ii) inconsistent with the intent expressed in Section 8(h) or (iii) prohibited by applicable law.

Section 9:  Adjustment Provisions

a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, merger or consolidation (whether or not the Company is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make or take such amendments to the Plan and outstanding Awards and Award Agreements and such adjustments and actions hereunder and thereunder as it deems appropriate, in its sole discretion, under the circumstances, and its determination in that respect shall be final and binding. Such amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of Stock (or other securities) then remaining subject to the Plan, and the maximum number of shares that may be delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, or accelerating the vesting of outstanding Awards. No fractional interests will be issued under the Plan resulting from any adjustments.

b. The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

c. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock or other securities ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

Section 10:  Miscellaneous

a. Other Payments or Awards.  Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

b. Payments to Other Persons.  If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability hereunder.

c. Unfunded Plan.  The Plan shall be unfunded. No provision of the Plan or any Award or Award Agreement shall require the Company or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or consultants, as applicable, under generally applicable law.

d. Limits of Liability.  Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

e. Rights of Employees and Non-Employees.  Status as an eligible Employee or Non-Employee shall not be construed as a commitment that any Award shall be made under the Plan to such eligible Employee or Non-Employee or to eligible Employees or Non-Employees generally. Nothing contained in the Plan or in any Award Agreement shall confer upon any Employee or Non-Employee any right to continue in the employ or other service of or, in the case of prospective employees, contractors or consultants, become employed by or render service to the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person’s compensation or other benefits or, in the case of prospective employees, contractors or consultants, prospective compensation or benefits or to terminate the employment or other service or, in the case of prospective employees, contractors or consultants, withdraw an offer of employment or offer to retain such person with or without cause.

f. Section Headings.  The section headings contained herein are for the purpose of convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, shall control.

g. Gender, Etc.  In interpreting the Plan, the masculine gender shall include the feminine, the neuter gender shall include the masculine or feminine, and the singular shall include the plural unless the context clearly indicates otherwise.

h. Invalidity.  If any term or provision contained herein or in any Award Agreement shall to any extent be invalid or unenforceable, such term or provision, to the extent practicable, will be reformed so that it is valid and as consistent as possible with the original provisions hereof, and such invalidity or unenforceability shall not affect any other provision or part thereof.

i. Applicable Law.  The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to the conflict of law principles thereof.

j. Compliance with Laws.  Notwithstanding anything contained herein or in any Award Agreement to the contrary, the Company shall not be required to sell or deliver shares of Stock or other securities hereunder or thereunder if the sale or delivery thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or interdealer quotation system, and as a condition of any sale or delivery the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable in its discretion to assure compliance with any such law or regulation.

k. Effective Date and Term.  The Plan was adopted by the Board of Directors of the Company and shall be submitted to the sole shareholder of the Company, and if approved, shall be effective as of the Mindspeed Distribution Date. The Plan shall remain in effect until all Awards granted under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten (10) years from the effective date of the Plan.

l. Awards for Compensation Purposes Only.  The Plan is not intended to constitute an “employee benefit plan” within the meaning of Section 3(3) of ERISA.

APPENDIX C

Mindspeed Technologies, Inc.

Directors Stock Plan
as amended and restated

1.	PURPOSE OF THE PLAN.

The purpose of the Directors Stock Plan (as amended and restated, the Plan) is to link the compensation of non-employee directors of Mindspeed Technologies, Inc. (Mindspeed) directly with the interests of the Mindspeed shareholders.

2.	PARTICIPANTS.

Participants in the Plan shall consist of directors of Mindspeed who are not employees of Mindspeed or any of its subsidiaries (Non-Employee Director). The term “subsidiary” as used in the Plan means a corporation more than 50% of the voting stock of which, or an unincorporated business entity more than 50% of the equity interest in which, shall at the time be owned directly or indirectly by Mindspeed.

3.	SHARES RESERVED UNDER THE PLAN.

Subject to the provisions of Section 10 of the Plan, there shall be reserved for delivery under the Plan, from the date of inception of the Plan, an aggregate of 1,440,000 shares of common stock, par value $.01 per share, of Mindspeed (Shares). Shares to be delivered under the Plan may be authorized and unissued Shares, Shares held in treasury or any combination thereof. Shares delivered under the Plan which are forfeited or otherwise terminated shall be available for subsequent grant under the Plan.

4.	ADMINISTRATION OF THE PLAN.

The Plan shall be administered by the Compensation and Management Development Committee (the Committee) of the Board, subject to the right of the Board, in its sole discretion, to exercise or authorize another committee or person to exercise some or all of the responsibilities, powers and authority vested in the Committee under the Plan. The Committee (or the Board or any other committee or person authorized by the Board) shall have authority to interpret the Plan, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons.

5.	EFFECTIVE DATE OF THE PLAN.

The Plan has been approved by the Board and shall be submitted to Conexant Systems, Inc. (Conexant), the sole shareholder of Mindspeed, for approval and, if approved, shall become effective on the date on which Conexant completes the pro rata distribution of all outstanding Shares to Conexant’s shareowners (the Distribution).

6.	STOCK OPTIONS.

Each Non-Employee Director in office at the time of the Distribution shall be granted, on the first trading day following the Distribution or on such later date within 60 days thereafter as the Board may designate, an option to purchase 40,000 Shares. Each other Non-Employee Director shall be granted an option to purchase 40,000 Shares at the meeting of the Board at which, or following the Annual Meeting of Shareholders at which, the Non-Employee Director is first elected a director of Mindspeed. Following the Annual Meeting of Shareholders held in the year 2004 and each Annual Meeting of Shareholders thereafter, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall be granted an option to purchase 20,000 Shares, provided that the Board may, by action taken on or before the day following the date of any such Annual Meeting, defer the option grants in respect of such Annual Meeting for up to 60 days following such

Annual Meeting to a date coinciding with the date of grant of options or other incentive compensation by Mindspeed to some or all of the officers of Mindspeed.

The exercise price per share for each option granted under the Plan shall be the closing price per share (the Fair Market Value) of Shares on the date of grant as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Shares have been duly listed and approved for quotation and trading (or on the next preceding day such stock was traded if it was not traded on the date of grant). The purchase price of the Shares with respect to which an option or portion thereof is exercised shall be payable in full in cash, Shares valued at their Fair Market Value on the date of exercise, or a combination thereof. Each option may be exercised in whole or in part at any time after it becomes exercisable; and each option shall become exercisable in four approximately equal installments on each of the first, second, third and fourth anniversaries of the date the option is granted. No option shall be exercisable prior to one year nor after ten years from the date of the grant thereof; provided, however, that if the holder of an option dies, the option may be exercised from and after the date of the optionee’s death for a period of three years (or until the expiration date specified in the option if earlier) even if it was not exercisable at the date of death. Moreover, if an optionee retires after attaining age 55 and completing at least five years service as a director, all options then held by such optionee shall be exercisable even if they were not exercisable at such retirement date; provided, however, that each such option shall expire at the earlier of five years from the date of the optionee’s retirement or the expiration date specified in the option.

Options granted under the Plan are not transferable other than (i) by will or by the laws of descent and distribution; or (ii) by gift to the grantee’s spouse or natural, adopted or step- children or grandchildren (Immediate Family Members) or to a trust for the benefit of one or more of the grantee’s Immediate Family Members or to a family charitable trust established by the grantee or a member of the grantee’s family. If an optionee ceases to be a director while holding unexercised options, such options are then void, except in the case of (i) death, (ii) disability, (iii) retirement after attaining age 55 and completing at least five years service as a director, or (iv) resignation from the Board for reasons of the antitrust laws, compliance with Mindspeed’s conflict of interest policies or other circumstances that the Committee may determine as serving the best interests of Mindspeed.

7.	RESTRICTED SHARES.

Following the Annual Meeting of Shareholders held in the year 2007 and each Annual Meeting of Shareholders thereafter, each Non-Employee Director who is elected a director at, or who was previously elected and continues as a director after, that Annual Meeting shall be granted restricted stock (Restricted Shares) in an amount equal to the lesser of (a) 15,000 Restricted Shares or (b) the number of Restricted Shares (rounded to the nearest whole share) equaling $45,000 divided by the closing price of Shares on the date of grant as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Shares have been duly listed and approved for quotation and trading (or on the next preceding day such stock was traded if it was not traded on the date of grant). The rights, restrictions and other provisions applicable to Restricted Shares received pursuant to Section 8 below shall also apply to Restricted Shares received pursuant to this Section 7.

8.	SHARES IN LIEU OF CASH COMPENSATION.

Each Non-Employee Director may elect each year, not later than December 31 of the year preceding the year as to which an election is to be applicable, to receive all or any portion of the cash retainer to be paid for board, committee or other service in the following calendar year through the issuance or transfer of Shares, valued at the closing price as reported on the Nasdaq Stock Market or such other national securities exchange or automated inter-dealer quotation system on which the Shares have been duly listed and approved for quotation and trading, on the date when each payment of such retainer amount would otherwise be made in cash (or on the next preceding day such stock was traded if it was not traded on that date). Each Non-Employee Director making such an election may also elect at the same time to receive those Shares in the form of Restricted Shares. Upon receipt of Shares, the recipient shall have all the rights of a shareholder. Upon receipt of Restricted Shares, the recipient shall have the right to vote the Shares and to receive dividends thereon, and the Restricted Shares shall have all the attributes of outstanding Shares except that the registered owner shall have no right to direct the transfer thereof. Restricted Shares shall be held in book-entry accounts subject to the direction of Mindspeed (or if Mindspeed elects, certificates therefor may be issued in the recipient’s name but delivered to and held by Mindspeed) until ten days after (i) the recipient retires from the Board after attaining age 55 and completing at least five years service as a director or (ii) the recipient resigns from the Board or ceases to be a director by reason of the antitrust laws, compliance with Mindspeed’s conflict of interest policies, death, disability or other circumstances the Board determines not to be adverse to the best interests of Mindspeed, when the restrictions on such book-entry accounts shall be released (or any certificates issued shall be delivered to the director), and such Shares shall cease to be Restricted Shares.

9.	ADDITIONAL COMPENSATION.

The Board or the Committee may, from time to time, as and when either thereof deems it appropriate, provide one or more Non-Employee Directors with additional compensation under the Plan. Such additional compensation may be in the form of a grant of Shares, Restricted Shares, options to purchase Shares or a combination thereof, subject to the terms, conditions and restrictions established by the Board or the Committee at the time of grant.

10.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

If there shall be any change in or affecting Shares on account of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split or combination, or other distribution to holders of Shares (other than a cash dividend), there shall be made or taken such amendments to the Plan and such adjustments and actions thereunder as the Board may deem appropriate under the circumstances.

11.	GOVERNMENT AND OTHER REGULATIONS.

The obligations of Mindspeed to deliver Shares upon exercise of options granted under Section 6 of the Plan, pursuant to an election made under Section 8 of the Plan or pursuant to a grant made under Section 9 of the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended, and (ii) the condition that such Shares shall have been duly listed and approved for quotation and trading on the Nasdaq Stock Market, or such other national securities exchange or automated inter-dealer quotation system as shall be approved by the Board.

12.	AMENDMENT AND TERMINATION OF THE PLAN.

The Plan may be amended by the Board in any respect, provided that, without shareholder approval, no amendment shall (i) materially increase the maximum number of Shares available for delivery under the Plan (other than adjustments pursuant to Section 10 hereof), (ii) materially increase the benefits accruing to participants under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. The Plan may also be terminated at any time by the Board.

13.	MISCELLANEOUS.

(a) If a Change of Control as defined in Article III, Section 14(I)(1) of Mindspeed’s Bylaws shall occur, all options then outstanding pursuant to the Plan shall forthwith become fully exercisable whether or not then exercisable and the restrictions on all Shares granted as Restricted Stock under the Plan shall forthwith lapse; provided, however, that each such option shall expire at the earlier of five years from the date of the Change of Control or the expiration date specified in the option.

(b) Nothing contained in the Plan shall be deemed to confer upon any person any right to continue as a director of or to be associated in any other way with Mindspeed.

(c) To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware.

Where a vote is not specified, the proxies will vote the shares represented by the proxy FOR the election of directors and FOR proposals 2, 3 and 4 and will vote in accordance with their discretion on such other matters as may properly come before the meeting.
Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1. ELECTION OF DIRECTORS-

01 Donald R. Beall	02 Donald H. Gips	03 Jerre L. Stead

WITHHELD
FOR	FOR ALL
☐	☐
Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	APPROVAL OF AMENDMENT TO 2003 LONG-TERM INCENTIVES PLAN.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	APPROVAL OF AMENDMENT TO DIRECTORS STOCK PLAN.	☐	☐	☐

		I/We plan to attend the meeting. (Please detach admittance card below and bring to the meeting.)		☐

Signature                                                      Signature if held jointly                                                     Date:                                      , 2007
If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the name of more than one person, each person should sign the proxy card. Please sign, date and return the proxy card promptly using the enclosed envelope.

▲ FOLD AND DETACH HERE ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE
AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time on March 4, 2007.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET
http://www.proxyvoting.com/mspd
Use the internet to vote. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote. Have your proxy card in hand when you call.

     If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
THANK YOU FOR VOTING.

TO VIEW THE ANNUAL REPORT ON FORM 10-K AND PROXY STATEMENT ONLINE GO TO: http://www.mindspeed.com

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

PROXY
MINDSPEED TECHNOLOGIES, INC.
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Raouf Y. Halim and Simon Biddiscombe, and each of them, with power to act without the other and with full power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Mindspeed Technologies, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held on March 5, 2007, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.
     To vote in accordance with the Board of Directors’ recommendations just sign and date the other side; no boxes need to be checked.
(Continued, and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

Bring this admission ticket with you to the meeting on March 5, 2007. Do not mail.
     This admission ticket admits you to the meeting. You will not be let in to the meeting without an admission ticket or other proof of stock ownership as of January 5, 2007, the record date.
ADMISSION TICKET
MINDSPEED TECHNOLOGIES, INC.
2007 Annual Meeting of Stockholders
March 5, 2007
2:00 P.M. Local Time
Newport Beach Marriott Hotel
900 Newport Center Drive
Newport Beach, California 92660
NOTE: Seating at the Annual Stockholders Meeting will be limited, therefore, request or receipt of an Admittance Card does not guarantee the availability of a seat.

NON-TRANSFERABLE	NON-TRANSFERABLE